Exhibit 4.2

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

US$45,000,000,000

SENIOR FACILITIES AGREEMENT

12TH JULY, 2008

for

INBEV NV

and

INBEV WORLDWIDE S.À R.L.

arranged by

BANCO SANTANDER, S.A.

BARCLAYS CAPITAL

BNP PARIBAS

DEUTSCHE BANK AG, LONDON BRANCH

FORTIS BANK SA/NV

ING BANK N.V.

J.P. MORGAN PLC

MIZUHO CORPORATE BANK, LTD.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

THE ROYAL BANK OF SCOTLAND PLC

as Mandated Lead Arrangers and Bookrunners

and

FORTIS BANK SA/NV

acting as Agent

FORTIS BANK SA/NV

as Issuing Bank

Allen & Overy LLP

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

THIS AGREEMENT is dated 12th July, 2008 and made

BETWEEN:

(1)           INBEV NV, a naamloze vennootschap/société anonyme, with its registered office at Grote Markt 1, 1000 Brussels, registered with the Crossroads Bank of Enterprises (Kruispuntbank voor Ondernemingen/Banque Carrefour des Entreprises) under number (RPR/RPM) 0417.497.106 (the Company);

(2)           INBEV WORLDWIDE S.À R.L., a company incorporated under the laws of Luxembourg, having its registered office at Parc d’Activité Syrdall, 5, L-5365 Munsbach (Grand-Duchy of Luxembourg) and on the date of this Agreement in the process of being registered with the Luxembourg Register of Commerce and Companies with a share capital of US$21,000 (Bidco);

(3)           BANCO SANTANDER, S.A., BARCLAYS CAPITAL, BNP PARIBAS, DEUTSCHE BANK AG, LONDON BRANCH, FORTIS BANK SA/NV, ING BANK N.V., J.P. MORGAN PLC, MIZUHO CORPORATE BANK, LTD., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers and bookrunners (whether acting individually or together, the Arrangers);

(4)           THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the Original Lenders);

(5)           FORTIS BANK SA/NV as agent of the other Finance Parties (the Agent); and

(6)           FORTIS BANK SA/NV as the issuing bank (the Issuing Bank).

IT IS AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1           Definitions

In this Agreement:

Acceptable Bank means:

(a)           a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by S&P or Fitch Ratings Ltd or A2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or

(b)           any other bank or financial institution approved by the Agent.

Accession Letter means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Accounting Principles means:

(a)           in the case of the audited consolidated financial statements of the Group, IFRS; or

(b)           in any other case, the generally accepted accounting principles in the jurisdiction of incorporation of the relevant person, consistently applied.

Acquisition means the acquisition by Bidco of all of the Target Shares pursuant to a Tender Offer and/or a Merger.

Acquisition Costs means all fees, costs and expenses and stamp, registration and other Taxes incurred by the Company or any other member of the Group in connection with the Acquisition (including interest hedging costs relating to the Acquisition or Finance Documents).

Acquisition Purpose means any of the purposes set out in paragraphs (a)(i) and (a)(ii) of Clause 3.1 (Purpose).

Additional Acquisition Equity means Equity or a loan (subordinated on terms satisfactory to the Majority Lenders (it being understood that subordination provisions which are at least as favourable to the Finance Parties as the Subordination Agreement referred to in paragraph (a) of the definition thereof will be so satisfactory)) the proceeds of which are to be applied for an Acquisition Purpose or to fund an acquisition referred to in paragraph (h) of the definition of Permitted Acquisition, which is provided on a short term basis and in respect of which a fully underwritten “standby” Equity take-out has been entered into (on terms no more conditional than the Underwriting Agreement), the proceeds of which will be used to refinance that loan in full.

Additional Acquisition Equity Facility means a facility evidencing Additional Acquisition Equity.

Additional Borrower means a company which becomes a Borrower in accordance with Clause 29 (Changes to the Obligors).

Additional Cost Rate has the meaning given to it in Schedule 4 (Mandatory Cost Formula).

Additional Guarantor means a company which becomes a Guarantor in accordance with Clause 29 (Changes to the Obligors).

Additional Obligor means an Additional Borrower or an Additional Guarantor.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent’s Spot Rate of Exchange means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Availability Period means:

(a)           in relation to each Term Facility, the period from and including the date of this Agreement to and including:

(i)            in respect of any Utilisation to be applied against the purposes set out in sub-paragraphs (a)(i) and (a)(ii) of Clause 3.1 (Purpose), 20 March 2009; and

(ii)           in respect of Utilisations to be applied against the purposes set out in sub-paragraphs (a)(iii) and (a)(iv) of Clause 3.1 (Purpose), the date three Months after the Closing Date; and

(b)           in relation to the Revolving Facility, the period from (and including) the date of this Agreement to and including the date one Month prior to the Termination Date in respect of the Revolving Facility.

Available Commitment means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)           the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

(b)           in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under the Revolving Facility only, that Lender’s participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date.

Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

Barcelona means Compañía de Bebidas das Américas, a company incorporated under the laws of the Federative Republic of Brazil with registered address at AmBev, Rua Dr Renato Paes de Barros, 1017, 4° andar, 04530-001 Sao Paulo, SP, Brazil, listed on the Bovespa (Sao Paulo Stock Exchange) under the symbols AMBV3 (common shares) and AMBV4 (preferred shares).

Base Currency means US Dollars.

Base Currency Amount means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement) and, in the case of a Letter of Credit, as adjusted under Clause 6.7 (Revaluation of Letters of Credit) at six-monthly intervals, as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation.

Belgian Companies Code means the Belgian Company Code (Code des Sociétés/Wetboek van Vennootschappen) dated 7 May 1999, as amended from time to time.

Belgian Obligor means an Obligor that is resident in Belgium for Belgian tax purposes or that has a permanent establishment in Belgium to which the advances under the Finance Documents are effectively connected.

Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 29 (Changes to the Obligors).

Break Costs means the amount (if any) by which:

(a)           the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)           the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Bridge Facility means the subordinated equity bridge loan facility made available under the Bridge Facility Agreement.

Bridge Facility Agreement means the subordinated equity bridge facility agreement dated on or about the date of this Agreement and made between the Company, Banco Santander S.A., BNP Paribas, Deutsche Bank AG, London Branch, Fortis Bank SA/NV, ING Bank N.V., J.P. Morgan PLC and The Royal Bank of Scotland plc as the arrangers and Fortis Bank SA/NV as agent.

Bridge Finance Documents means the finance documents as defined in the Bridge Facility Agreement.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Brussels and New York and:

(a)           (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)           (in relation to any date for payment or purchase of euro) any TARGET Day.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Cash Equivalent Investments means at any time:

(a)           certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)           any investment in marketable debt obligations issued or guaranteed by the government of any country which has a country risk weighting of at least A from S&P or Moody’s or Brazil (provided that it has an investment grade rating from S&P or Moody’s) or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)           commercial paper not convertible or exchangeable to any other security:

(i)            for which a recognised trading market exists;

(ii)           issued by an issuer incorporated in any country which has a country risk weighting of at least A from S&P or Moody’s or Brazil (provided that it has an investment grade rating from S&P or Moody’s);

(iii)          which matures within one year after the relevant date of calculation; and

(iv)          which has a credit rating of either A-2 or higher by S&P or F1 or higher by Fitch Ratings Ltd or P-2 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)           bills of exchange issued in any country which has a country risk weighting of at least A from S&P or Moody’s or Brazil (provided that it has an investment grade rating from S&P or Moody’s) eligible for rediscount at the relevant central bank and accepted by an Acceptable Bank (or any dematerialised equivalent);

(e)           any investment in money market funds which (i) have a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than thirty days’ notice; or

(f)            any other debt security approved by the Majority Lenders.

Certain Funds Period means the period from the date of this Agreement to and including the earlier of:

(a)           20 March 2009; and

(b)           the Closing Date.

Certain Funds Utilisation means any Loan made or to be made under a Facility during the Certain Funds Period for an Acquisition Purpose.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Change of Control means any person or group of persons acting in concert (in each case other than Stichting InBev or any existing direct or indirect certificate holder or certificate holders of Stichting InBev) gaining Control of the Company.

For the purposes of this definition:

(a)           acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Company by any of them, either directly or indirectly, to obtain Control of the Company; and

(b)           Stichting InBev means a company incorporated under the laws of The Netherlands under registered number 34144185 with registered address at Hofplein 20, 3032AC, Rotterdam, The Netherlands.

Clean-Up Date means the date three Months after the Closing Date.

Closing Date means the date on which a Merger is completed with the Target or Bidco acquires 100% of the issued share capital of the Target.

Code means, at any date, the U.S. Internal Revenue Code of 1986 and the regulations promulgated and the judicial and administrative decisions rendered under it, all as the same may be in effect at such date.

Commitment means a Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D Commitment or Revolving Facility Commitment.

Compliance Certificate means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent and in each case capable of being relied upon by the Company.

Control in relation to any entity means either the direct or indirect ownership of more than 50 per cent. of the share capital or similar rights of ownership of the entity or the power to direct the management and the policies of the entity whether through the ownership of share capital, contract or otherwise.

Core Business means the business of beer brewing and soft drink manufacturing, trading and/or performing services and/or carrying out functions (including, without limitation, research and development, marketing, distribution and retail sales) in connection with the beer brewing and soft drink manufacturing businesses.

Credit Rating means the corporate long-term credit issue rating of the present and future senior, unsecured and unsubordinated debt obligations of the Company.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Default means an Event of Default or any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Derivative Contract means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account).

Disruption Event means either or both of:

(a)                                  a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Dutch Obligor means an Obligor incorporated in the Netherlands.

Employee Plan means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a U.S. Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

Environmental Law means any applicable law or regulation which relates to:

(a)                                  the pollution or protection of the environment;

(b)                                 harm to or the protection of human health;

(c)                                  the physical conditions of the workplace; or

(d)                                 any emission or substance capable of causing harm to any living organism or the environment.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Environmental Permit means any permit, other Authorisation or filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group.

Equity means any instrument which would be given 100% equity treatment by S&P (as a “high equity content” instrument) and Moody’s (as a “basket E” instrument) (being instruments which, on the insolvency of the relevant issuer, would be automatically subordinated or which are subordinated to Financial Indebtedness owed to unsecured and unsubordinated creditors of that issuer generally and, where the issuer is an Obligor, to its liabilities arising under the Finance Documents).

ERISA means, at any date, the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

ERISA Affiliate means, in relation to a member of the Group, each person (as defined in Section 3(9) of ERISA) which together with that member of the Group would be deemed to be a “single employer” (a) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (b) as a result of that member of the Group being or having been a general partner of such person.

ERISA Event means:

(a)                                  the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

(b)                                 the application for a minimum funding waiver under Section 303 of ERISA with respect to a Plan;

(c)                                  the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

(d)                                 the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e)(3) of ERISA;

(e)                                  the incurrence by any Obligor or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal by any Obligor or any ERISA Affiliate from a Multiple Employer Plan;

(f)                                    the conditions for imposition of a lien under Section 302(k) of ERISA shall have been met with respect to any Plan;

(g)                                 the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(h)                                 the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan;

(i)                                     the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 302(a)(2) of ERISA), whether or not waived;

(j)                                     the failure to make by its due date a required contribution with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan;

(k)                                  the incurrence or expected incurrence by any Obligor or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan;

(l)                                     an action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened;

(m)                               the incurrence of an Insufficiency by or with respect to any Plan.

EURIBOR means, in relation to any Loan in euro:

(a)                                  the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

euro and € means the single currency of the Participating Member States.

Event of Default means any event or circumstance specified as such in Clause 27 (Events of Default).

Excluded Disposal means any disposal:

(a)                                  of inventory by a member of the Group in its ordinary course of business and on arm’s length terms;

(b)                                 of cash or Cash Equivalent Investments where such disposal is not otherwise prohibited by the Finance Documents;

(c)                                  of assets (excluding shares or other securities issued by a member of the Group) in exchange for, or for investment (within six months of the date of disposal) in, other assets comparable or superior as to type, value and quality;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(d)                                 of obsolete plant and equipment or assets, the Net Proceeds of which are re-applied (within six months of the date of disposal) in investment in the business of a member of the Group;

(e)                                  by a member of the Group to another member of the Group (provided that the recipient is not an Excluded Subsidiary and, if the disposing company is an Obligor, the recipient is an Obligor);

(f)                                    of receivables in connection with any securitisation up to an aggregate outstanding amount, at any time, of [****] (or its equivalent in any other currency);

(g)                                 by any Excluded Subsidiary;

(h)                                 any disposal of shares in the Company by any member of the Group;

(i)                                     the Post Closing Restructuring;

(j)                                     made with the prior written consent of the Majority Lenders; and

(k)                                  not falling within paragraphs (a) to (j) above, provided that:

(i)                                     the disposal is made on arm’s length terms; and

(ii)                                  either:

(1)                               the Net Proceeds arising from that disposal (or a series of related disposals) do not exceed [****] (or its equivalent in any other currency); or

(2)                               the Company or Relevant Borrowers have applied at least [****] in prepayment and/or cancellation of the Facilities in accordance with Clause 11.4 (Disposal Proceeds) and the aggregate cumulative Net Proceeds received by the Group in relation to that disposal and all such other disposals referred to in this sub-paragraph (2) does not, at any time, exceed:

I.                                         in any financial year of the Group, [****] (or its equivalent in any other currency); and

II.                                     over the life of the Facilities, [****] (or its equivalent in any other currency); or

(3)                               the Company or Relevant Borrowers have irrevocably prepaid or repaid Facility A and Facility B in full and the aggregate cumulative Net Proceeds received by the Group in relation to that disposal and all such other disposals referred to in sub-paragraph (2) above and this sub-paragraph (3) does not at any time, exceed:

I.                                         in any financial year of the Group, [****] (or its equivalent in any other currency); and

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

II.                                     over the life of the Facilities, [****] (or its equivalent in any other currency).

Excluded Subsidiary means each of:

(a)                                  Barcelona and each of its Subsidiaries from time to time; and

(b)                                 to the extent that Madrid is a Subsidiary of the Company, Madrid and each of its Subsidiaries from time to time,

provided that if Barcelona or, as the case may be, Madrid becomes a wholly-owned Subsidiary of the Company, it and its Subsidiaries shall cease to be Excluded Subsidiaries.

Existing Credit Facility means the €2,500,000,000 revolving loan facility made available to the Company and other members of the Group pursuant to a credit facility agreement dated 8 December 2005.

Expiry Date means, for a Letter of Credit, the last day of its Term.

Facility means a Term Facility or the Revolving Facility.

Facility A means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

Facility A Commitment means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility A Loan means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

Facility B means the term loan facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

Facility B Commitment means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(b)                                 in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement,

Facility B Loan means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

Facility C means the term loan facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities).

Facility C Commitment means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility C Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility C Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount in the Base Currency of any Facility C Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement,

Facility C Loan means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

Facility D means the term loan facility made available under this Agreement as described in paragraph (a)(iv) of Clause 2.1 (The Facilities).

Facility D Commitment means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility D Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility D Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount in the Base Currency of any Facility D Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement,

Facility Office means in respect of a Lender or the Issuing Bank, the office or offices notified by that Lender or the Issuing Bank to the Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five Business Days written notice) as the office or offices through which it will perform its obligations under this Agreement.

Fee Letter means the letter dated 20 June 2008, the letter dated 25 June 2008 and any other letter or letters between the Arrangers and the Company or the Agent and the Company setting out any of the fees referred to in Clause 16 (Fees).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Finance Document means this Agreement, any Accession Letter, any Compliance Certificate, any Fee Letter, the Subordination Agreement, any Resignation Letter, any Selection Notice, any Utilisation Request and any other document designated as a Finance Document by the Agent and the Company.

Finance Party means the Agent, the Arrangers, a Lender or the Issuing Bank.

Financial Indebtedness means non-current interest bearing loans and borrowings, plus current interest bearing loans and borrowings; plus bank overdrafts (in each case calculated in accordance with the Accounting Principles); and to the extent not covered by the foregoing, any indebtedness for or in respect of:

(a)                                  moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 any amount raised pursuant to any issue of shares which are expressed to be redeemable on or prior to the latest of the Termination Dates;

(e)                                  the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(f)                                    the amount of any liability in respect of any advance or deferred purchase agreement if one of the primary reasons for entering into such agreement is to raise finance;

(g)                                 receivables sold or discounted (other than on a non–recourse basis);

(h)                                 any agreement or option to re–acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

(i)                                     any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of, and accounted for as, a borrowing; and

(j)                                     (without double counting) the amount of any liability in respect of any guarantee, indemnity, standby or documentary letter of credit or other similar instrument issued by a bank or financial institution (on behalf of any Obligor or Material Subsidiary), in each case for any of the items referred to in paragraphs (a) to (i) above, and (other than for the purposes of Clause 26.12 (Loans or credit to Excluded Subsidiaries) and the definition of Permitted Excluded Subsidiary Loan) not including any Financial Indebtedness owed by one member of the Group to another member of the Group.

Financial Year has the meaning given to that term in Clause 25.1 (Financial definitions).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Foreign Pension Plan means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by any member of the Group for the benefit of employees of any member of the Group residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

Funding Date means the date of the first Utilisation under the Facilities (or any of them).

Funds Flow Statement means a funds flow statement in agreed form.

Group means the Company and each of its Subsidiaries from time to time.

Guarantee Principles means the principles set out in Schedule 12 (Guarantee Principles).

Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 29 (Changes to the Obligors).

Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

IFRS means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Information Memorandum means the document in the form approved by the Company concerning the Group and the Target Group which was or is to be prepared in relation to this transaction and distributed by the Arrangers to selected financial institutions.

Insufficiency means, with respect to any Plan, the amount, determined on a plan termination basis, if any, of its unfunded benefit liabilities, as defined in, and in accordance with actuarial assumptions set forth in, Section 4001(a)(18) of ERISA (excluding any accrued but unpaid contributions).

Intellectual Property means:

(a)                                  any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, domain names, trade names, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and any goodwill therein; and

(b)                                 the benefit of all applications and rights to use such assets of each member of the Group.

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 14 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 13.3 (Default interest).

IRS means the United States Internal Revenue Service or any successor thereto.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Issuing Bank means each Lender identified above as an issuing bank and any other Lender which has notified the Agent that it has agreed to the Company’s request to be an Issuing Bank pursuant to the terms of this Agreement (and if more than one Lender has so agreed, such Lenders shall be referred to, whether acting individually or together, as the Issuing Bank) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the Issuing Bank shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.

ITA means the Income Tax Act 2007.

Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

Judicial Deposit means any cash deposit made in connection with any judicial or administrative proceeding against a member of the Group.

L/C Proportion means in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s relevant Available Commitment under the Revolving Facility to the Available Facility under the Revolving Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

Legal Opinion means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 29 (Changes to the Obligors).

Legal Reservations means:

(a)                                  the principle that certain remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)                                 the time barring of claims under applicable limitation laws (including the English Limitation Acts), defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void;

(c)                                  the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d)                                 the principle that an English court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(e)                                  similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(f)                                    any other general principles which are set out as qualifications or reservations (however described) as to matters of law in any Legal Opinion.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Lender means:

(a)                                  any Original Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 28 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

Letter of Credit means:

(a)                                  a letter of credit, substantially in the form set out in Schedule 11 (Form of Letter of Credit) or in any other form requested by the Company and agreed by the Issuing Bank; or

(b)                                 any guarantee, indemnity or other instrument in a form requested by a Borrower (or the Company on its behalf) and agreed by the Issuing Bank and the Facility Agent.

LIBOR means, in relation to any Loan:

(a)                                  the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

LMA means the Loan Market Association.

Loan means a Term Loan or a Revolving Facility Loan.

Luxembourg Commercial Code means Code de Commerce of Luxembourg.

Luxembourg Subsidiary means a company to be formed as a wholly owned subsidiary of Bidco at the time of and solely for the purpose of completing a Merger with the Target.

Madrid means Grupo Modelo, S.A.B. de C.V., a company incorporated under the laws of Mexico with registered address Javier Barros Sierra No. 555 Piso 3, Zedec Santa FE, 01210, Mexico, D.F. with issuer number P4833.

Major Event of Default means, with respect to Bidco, a Luxembourg Subsidiary, the Company or a Material Subsidiary (other than a member of the Target Group) only, any circumstances constituting a Default under any of Clause 27.1 (Non-payment), Clause 27.3 (Other obligations) (insofar as it relates to a breach of Clause 26.5 (Merger), Clause 26.6 (Change of business), 26.9 (Negative pledge), 26.16 (Amendments to terms of the Acquisition) or 26.17 (Increase in Offer Price)), Clause 27.6 (Insolvency),

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Clause 27.7 (Insolvency proceedings), Clause 27.8 (Creditors’ process), Clause 27.10 (Unlawfulness and invalidity) or Clause 27.12 (Repudiation and rescission of agreements).

Major Representation means a representation or warranty, with respect to Bidco, a Luxembourg Subsidiary, the Company or a Material Subsidiary (other than a member of the Target Group) only, under any of Clause 23.2 (Status) to Clause 23.6 (Validity and admissibility in evidence) inclusive or Clause 23.11 (Pari passu ranking).

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

Mandatory Cost means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formula).

Margin means:

(a)                                  in relation to any Facility A Loan:

(i)                                     from the date of this Agreement to (but excluding) the date falling one year after the Funding Date, [****] per cent. per annum; and

(ii)                                  from (and including) the date falling one year after the Funding Date, [****] per cent. per annum,

provided that such Margin shall be increased by (A) [****] per cent. per annum at any time that (and for so long as) the Company’s Credit Rating as assessed by both S&P and Moody’s is lower than BBB- and Baa3, respectively or (B) [****] per cent. per annum if the Credit Rating as assessed by either S&P or Moody’s is lower than BBB- or Baa3, respectively;

(b)                                 in relation to any Facility B Loan:

(i)                                     from the date of this Agreement to (and including) the date 90 days after the Closing Date, [****] per cent. per annum;

(ii)                                  from the date 91 days after the Closing Date to (and including) the date 180 days after the Closing Date, [****] per cent. per annum; and

(iii)                               from the date 181 days after the Closing Date, [****] per cent. per annum;

(c)                                  in relation to any Facility C Loan, [****] per cent. per annum and subject to the Margin Grid set out below;

(d)                                 in relation to any Facility D Loan, [****] per cent. per annum and subject to the Margin Grid set out below and provided that the otherwise applicable Margin from time to time shall, on and after the first anniversary of the Funding Date, be reduced by:

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(i)            [****] per cent. per annum following any repayment, reduction or prepayment of the Term Facilities (except to the extent funded by a Utilisation under the Revolving Facility or the Existing Credit Facility) (any such repayment, reduction or prepayment a Margin Calculation Prepayment) which, when aggregated with the amount of all other Margin Calculation Prepayments since the Funding Date, reduces the aggregate principal amount outstanding under the Term Facilities by [****] or more; and

(ii)           an additional [****] per cent. per annum following any Margin Calculation Prepayment which, when aggregated with the amount of all Margin Calculation Prepayments since the Funding Date, reduces the aggregate amount outstanding under the Term Facilities by [****] or more;

(e)           in relation to any Revolving Facility Utilisation, [****] per cent. per annum and subject to the Margin Grid set out below and provided that the otherwise applicable Margin from time to time shall, on and after the first anniversary of the Funding Date be reduced by:

(i)            [****] per cent. per annum following any Margin Calculation Repayment which, when aggregated with the amount of all Margin Calculation Prepayments since the Funding Date, reduces the aggregate amount outstanding under the Term Facilities by [****] or more; and

(ii)           an additional [****] per cent. per annum following any Margin Calculation Prepayment which, when aggregated with the amount of all Margin Calculation Prepayments since the Funding Date, reduces the aggregate amount outstanding under the Term Facilities by [****] or more;

(f)            in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(g)           in relation to any other Unpaid Sum, the highest rate specified below,

provided that (without prejudice to the additional reductions referred to in paragraphs (d)(i) to (ii) and (e)(i) to (ii) above) the Margin in respect of each Utilisation under Facility C, Facility D and the Revolving Facility will be the percentage per annum set out the Margin Grid below in for the relevant Facility, as determined by the Company’s Credit Rating, as assessed by S&P and by Moody’s:

Credit Rating (S&P/Moody’s)	Facility C Margin (% p.a.)	Facility D and Revolving Facility Margin (% p.a.)
Higher than or equal to A+/A1	[****]	[****]
A/A2	[****]	[****]
A-/A3	[****]	[****]
BBB+/Baa1	[****]	[****]
BBB/Baa2	[****]	[****]
BBB-/Baa3	[****]	[****]
Lower than BBB-/Baa3	3.00	3.00

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

and provided further that:

(a)           in the event of a split Credit Rating, the average of the two corresponding Margins shall apply; and

(b)           any change in the Margin for a Utilisation shall take effect on the first day of the next Interest Period for that Utilisation which starts following the date on which the relevant Credit Rating changed.

Material Adverse Effect means any event or condition that (individually or in aggregate) has a material adverse effect on:

(a)           the ability of the Obligors (taken as a whole) to perform any of their payment obligations under the Finance Documents; or

(b)           the business, assets, financial condition or operations of the Group taken as a whole.

Material Subsidiary means, at any time, any member of the Group which:

(a)           has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA (as defined in Clause 25.1 (Financial definitions)) representing five per cent. or more of the consolidated EBITDA of the Group; or

(b)           is the owner of the registered trademark of a brand listed in Schedule 13 (Material Brands).

Compliance with the condition set out in paragraph (a) shall be determined by reference to the most recent Compliance Certificate supplied by the Company and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary that itself has Subsidiaries) and the latest audited consolidated financial statements of the Group.

Merger means a Statutory Merger or a Short Form Merger between a Luxembourg Subsidiary and the Target with the Target being the surviving entity.

Merger Agreement means any agreement to implement a Merger executed between a Luxembourg Subsidiary and the Target.

Model means the Company’s projections and operational assumptions (including balance sheet, profit and loss accounts, cashflow statement and financial covenant calculations) delivered pursuant to Part 2 of Schedule 1 (Conditions Precedent to Initial Utilisation).

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)           (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(b)           if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)           if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period, and Monthly shall be construed accordingly.

Moody’s means Moody’s Investor Services, Inc., or any successor thereto.

Multiemployer Plan means a multiemployer plan, as defined in Section (3)(37) of ERISA, subject to Title IV of ERISA, contributed to for any employees of a U.S. Obligor or any ERISA Affiliate.

Multiple Employer Plan means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA, that (a) is maintained for employees of any Obligor or any ERISA Affiliate and at least one person other than the Obligors and the ERISA Affiliates or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

Net Proceeds means the cash proceeds received by any member of the Group and, if the recipient is not a wholly-owned Subsidiary of the Company, the proceeds proportionate to the interest held by the Company in such recipient, in respect of a Disposal, Debt Raising or Equity Raising after deducting:

(a)           any fees, including underwriting, arrangement or advisory fees, agency fees, costs and expenses (including legal fees), bonus payments to management of an entity disposed of which are incurred by any member of the Group with respect to that Disposal, Debt Raising or Equity Raising to persons who are not members of the Group;

(b)           any Tax incurred and required to be paid or reserved against in connection with that Disposal, Debt Raising or Equity Raising or the transfer of the proceeds to a Borrower (as reasonably determined by the Company after consultation with its professional tax advisors, on the basis of existing rates and taking account of any available credit, deduction or allowance);

(c)           (but without double deduction) any amounts to be repaid by a member of the Group to any entity disposed of in respect of intra-Group indebtedness;

(d)           the repayment by a member of the Group of third party indebtedness incurred in connection with the financing of the acquisition of, and secured on, the asset disposed of;

(e)           in respect of a Disposal, any amounts retained by way of provision in order to cover anticipated liabilities in connection with that Disposal reasonably determined by the Company after consultation with its professional advisers; and

(f)            in respect of a Disposal, any amount required in order to create a reasonable reserve for any purchase price adjustment or any indemnification payments (fixed and contingent) attributable

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

to the seller’s obligations to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Disposal (but excluding any purchase price adjustment or any indemnity that, by its terms, will not under any circumstance be made prior to the last possible Termination Date in respect of the Facilities), provided that, if at any time after such reservation was made, the Company determines that the relevant adjustments or indemnifications payments are not required to be made, Net Proceeds in respect of the relevant Disposal shall be deemed to have been received by the Company in an amount equal to the amount of the reserve less the amount of any relevant adjustments or indemnifications previously paid or required to be paid.

Non-Material Obligor means an Obligor which is not a Material Subsidiary and is not a Borrower.

Non-Obligor means a member of the Group which is not an Obligor.

Obligor means a Borrower or a Guarantor.

Obligors’ Agent means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

Original Borrower means the Company and Bidco.

Original Financial Statements means:

(a)           in relation to the Company, its consolidated audited financial statements for its Financial Year ended 31st December, 2007; and

(b)           in relation to Target, its consolidated audited financial statements for its Financial Year ended 31st December, 2007.

Original Guarantor means the Company and Bidco.

Original Obligor means an Original Borrower or an Original Guarantor.

Parent Contribution Agreement means the parent contribution agreement to be entered into between the Company and Bidco, in the agreed form.

Participating Member State means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Party means a party to this Agreement.

PBGC means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Permitted Acquisition means:

(a)           the Acquisition;

(b)           the acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group (provided that where the disposing entity is an Obligor, the acquiring entity must be an Obligor);

(c)           an acquisition of shares or securities (other than by an Excluded Subsidiary) pursuant to a share issue by another member of the Group;

(d)           an acquisition of securities which are Cash Equivalent Investments;

(e)           the incorporation of a company which on incorporation becomes a member of the Group, provided that it does not become an Excluded Subsidiary unless it is incorporated by an Excluded Subsidiary;

(f)            the acquisition of the issued share capital of a limited liability company or limited liability partnership (including by way of formation) which has not traded prior to the date of the acquisition;

(g)           any acquisition to which the Agent (acting on the instructions of the Majority Lenders) has given its prior written consent;

(h)           an acquisition by a member of the Target Group pursuant to a legally binding obligation incurred by a member of the Target Group prior to the Funding Date and which is financed in full using the proceeds of Equity, the Bridge Facility or Additional Acquisition Equity;

(i)            the Post Closing Restructuring;

(j)            an acquisition by Barcelona (other than of assets from another member of the Group) at any time before Barcelona becomes a wholly-owned Subsidiary of the Company; or

(k)           the acquisition of an interest in a company or other entity or the acquisition of a business not otherwise permitted under sub-paragraphs (a) to (j) above provided that either:

(i)            the Leverage Ratio (by reference to the most recent test date referred to in Clause 25.2 (Financial condition) for which financial statements are available, adjusted on a pro forma basis to take into account the effect of the acquisition (and any related incurrence of Financial Indebtedness) as if it had occurred on the day before such test date) is equal to or less than [****]; or

(ii)           the aggregate of (without double counting):

(A)          all amounts paid or to be paid by way of purchase consideration for the acquisition;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(B)           liabilities assumed in respect of Financial Indebtedness (whether by way of novation, guarantee or otherwise) by any member of the Group as part of the consideration for the acquisition; and

(C)           all Financial Indebtedness of the company acquired,

when aggregated with all such amounts spent or incurred by other members of the Group on other such acquisitions in any Financial Year does not exceed [****] (or its equivalent in any other currency).

Permitted Excluded Subsidiary Credit Support means:

(a)           Financial Indebtedness owed by any Excluded Subsidiary to any member of the Group (which is not an Excluded Subsidiary); and/or

(b)           guarantees provided by a member of the Group (which is not an Excluded Subsidiary) in respect of the Financial Indebtedness of any Excluded Subsidiary,

where the aggregate Financial Indebtedness of all Excluded Subsidiaries owed to or guaranteed by other members of the Group which are not Excluded Subsidiaries does not exceed [****] (or its equivalent in any other currency) at any time.

Permitted Security means:

(a)           the Security listed in the document referred to in paragraph 19 of Part 2 (Conditions precedent to initial Utilisation) of Schedule 2 (Conditions precedent) except to the extent the principal amount secured by that Security exceeds the amount stated in that document;

(b)           any Security entered into pursuant to any Finance Document or a Bridge Finance Document;

(c)           any lien arising by operation of law and in the ordinary course of business;

(d)           any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)            the Security was not created in contemplation of the acquisition (or proposed acquisition) of that asset by a member of the Group; and

(ii)           the principal amount secured has not been increased in contemplation of or since the acquisition (or proposed acquisition) of that asset by a member of the Group;

(e)           any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

(i)            the Security was not created in contemplation of the acquisition (or proposed acquisition) of that company; and

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(ii)           the principal amount secured has not increased in contemplation of or since the acquisition (or proposed acquisition) of that company;

(f)            any Security created in the ordinary course of business to secure any excise or import taxes or duties owed to any state or state agency or authority (among others and without limitation, a mortgage over any real property required by the relevant state, state agency or authority to secure the type of taxes or duties mentioned above will be considered as within the ordinary course of business);

(g)           any Security arising out of rights of consolidation, combination, netting or set-off over any current and/or deposit accounts with a bank or financial institution, where it is necessary to agree to those rights in connection with the opening or operation of any bank accounts or in connection with a treasury management arrangement operated by a member of the Group, in each case, in the ordinary course of its business or risk management;

(h)           any Security resulting from retention of title or conditional sale arrangements which are contained in the normal terms of supply of a supplier of goods to a member of the Group, where the goods are acquired by such member of the Group in the ordinary course of business and the arrangements do not constitute Financial Indebtedness;

(i)            any Security arising out of rights of netting or set–off arrangements which are contained in the normal terms of supply of a supplier of goods and/or services to a member of the Group, where the goods are acquired or services utilised by such member of the Group in the ordinary course of business and the arrangements do not constitute Financial Indebtedness;

(j)            any Security arising in the ordinary course of business of a member of the Group in relation to that Group member’s participation in or trading on or through a clearing system or investment, commodity or stock exchange, where, in each case, the Security arises under the rules or normal procedures or legislation governing the clearing system or exchange and neither with the intention of creating security nor in connection with the borrowing or raising of money;

(k)           any Security created by a member of the Group in favour of an Obligor;

(l)            any Security created pursuant to or in respect of any Judicial Deposit;

(m)          any Security created or outstanding with the prior written consent of the Majority Lenders;

(n)           pledges over and assignments of documents of title, insurance policies and sale contracts in relation to goods or services created or made in the ordinary course of business of a member of the Group to secure the purchase price of such goods or services;

(o)           any Security created by an Excluded Subsidiary; or

(p)           any Security over or affecting any assets of the Group which does not fall within any of paragraphs (a) to (o) above provided that the total of (i) the aggregate amount secured by all Security referred to in this paragraph (o) and (ii) the total amount of Subsidiary Financial

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Indebtedness (without double counting Subsidiary Financial Indebtedness incurred under sub-paragraph (i) of this paragraph (p)) does not, at any time, exceed [****] (or its equivalent in any other currency).

Plan means a Single Employer Plan or a Multiple Employer Plan.

Post Closing Restructuring means an intra group reorganisation by way of disposal or transfer of the shares in InBev Germany Holding GmbH and its Subsidiaries to a member of the Target Group following the Closing Date.

Qualifying Lender has the meaning given to that term in Clause 17 (Tax Gross Up and Indemnities).

Quarter Date means the last day of a Financial Quarter.

Quotation Day means, in relation to any period for which an interest rate is to be determined:

(a)           (if the currency is sterling) the first day of that period;

(b)           (if the currency is euro) two TARGET Days before the first day of that period; or

(c)           (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

Reference Banks means the principal London offices of the Agent, Banco Santander, S.A., ING Bank N.V., J.P.Morgan Plc and The Royal Bank of Scotland plc and such other banks as may be appointed by the Agent in consultation with the Company.

Reference Date means the earlier of:

(a)           the Funding Date; and

(b)           31 December 2008.

Regulations T, U and X means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect from the date of this Agreement.

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or adviser as the first fund or, if it is managed by a different investment manager or adviser, a fund whose investment manager or adviser is an Affiliate of the investment manager or adviser of the first fund.

Relevant Borrower means, in relation to a Loan, the Borrower which borrowed such Loan.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Relevant Interbank Market means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

Relevant Jurisdiction means, in relation to an Obligor, its jurisdiction of incorporation.

Relevant Period has the meaning given to that term in Clause 25.1 (Financial definitions).

Renewal Request means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).

Repeating Representations means each of the representations set out in Clause 23.2 (Status) to Clause 23.6 (Validity and admissibility in evidence), paragraph (a) of Clause 23.8 (No default) and Clause 23.11 (Pari passu ranking).

Resignation Letter means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

Restricted Person means any person:

(a)           included on the “consolidated list of financial sanctions targets” maintained by HM Treasury;

(b)           in a country which is subject to United Nations sanctions;

(c)           included on the list of “Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (OFAC) of the United States Department of the Treasury, as updated or amended from time to time, or any similar list issued by OFAC;

(d)           whose property has been blocked, or is subject to seizure, forfeiture or confiscation, by any order relating to terrorism or money laundering issued by the President, Attorney General, Secretary of State, Secretary of Defense, Secretary of the Treasury or any other U.S. State or Federal governmental official or entity; or

(e)           included on the “List of Persons and Entities Subject to Financial Sanctions” or any similar list maintained by the European Union.

Revolving Facility means the revolving credit facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

Revolving Facility Commitment means:

(a)           in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Revolving Facility Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement; and

(b)           in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement,

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

to the extent not cancelled, reduced or transferred by it under this Agreement.

Revolving Facility Loan means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

Revolving Facility Utilisation means a Revolving Facility Loan or a Letter of Credit.

Rollover Loan means one or more Revolving Facility Loans:

(a)                                  made or to be made on the same day that:

(i)                                     a maturing Revolving Facility Loan is due to be repaid; or

(ii)                                  a demand by the Agent pursuant to a drawing in respect of a Letter of Credit is due to be met;

(b)                                 the aggregate amount of which is equal to or less than the maturing Revolving Facility Loan or the relevant claim in respect of that Letter of Credit;

(c)                                  in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)) or the relevant claim in respect of that Letter of Credit; and

(d)                                 made or to be made to the same Borrower for the purpose of:

(i)                                     refinancing that maturing Revolving Facility Loan; or

(ii)                                  satisfying the relevant claim in respect of that Letter of Credit.

S&P means Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, or any successor thereto.

Screen Rate means:

(a)                                  in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period; and

(b)                                 in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Selection Notice means a notice substantially in the form set out in Part 2 of Schedule 3 (Requests) given in accordance with Clause 14 (Interest Periods) in relation to a Term Facility.

Share Buyback Disposal means any disposal of shares in the Company by BrandBrew S.A. where the acquisition of such shares was financed under (and where the proceeds of that disposal are required to be applied in prepayment of the indebtedness incurred under the terms (as in effect as at the date of this Agreement, or as subsequently amended with the consent of the Arrangers) of) the Share Buyback Facility.

Share Buyback Facility means the €200,000,000 facility agreement dated 15th April, 2008 and entered into between BrandBrew S.A. as borrower and Fortis Bank S.A./N.V as lender.

Shareholders’ Approval means the valid adoption of a resolution by the shareholders’ meeting of the Company validly approving (i) Clause 11.2 (Change of Control or Sale) and (ii) any other provision in this Agreement granting rights to third parties which could affect the Company’s assets or could impose an obligation on the Company where in each case the exercise of those rights is dependent on the occurrence of a public take-over bid or a Change of Control, in accordance with article 556 of the Belgian Companies Code.

Short Form Merger means a merger pursuant to §253 of the Delaware General Corporation Law.

Single Employer Plan means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA, that (a) is maintained or contributed to by any Obligor or any ERISA Affiliate for employees of any Obligor or any ERISA Affiliate and no person other than the Obligors and the ERISA Affiliates or (b) was so maintained or contributed to and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

Specified Time means a time determined in accordance with Schedule 10 (Timetables).

Statutory Merger means a merger pursuant to §251 of the Delaware General Corporation Law.

Structure Memorandum means the structure and tax paper prepared by Ernst & Young entitled “Summary of Initial U.S., Belgian, Dutch and Luxembourg Corporate Tax Considerations” dated 11th July, 2008.

Subordination Agreement means each of:

(a)                                  the subordination agreement dated on or about the date of this Agreement relating to the Facilities and the Bridge Facility dated on or about the date of this Agreement and made between the Lenders, the Agent, the lenders of the Bridge Facility and the Obligors; and

(b)                                 any other subordination agreement entered into after the date of this Agreement relating to any Additional Acquisition Equity Facility, the provisions of which satisfy the criteria set out in the definition of Additional Acquisition Equity,

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

and as the context requires, either or both of the above.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting share capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Subsidiary Financial Indebtedness means the aggregate outstanding principal or capital amount of all Financial Indebtedness of all members of the Group minus:

(a)                                  an amount equal to the aggregate principal or capital amount of all existing subsidiary financial indebtedness listed in the document referred to in paragraph 20 of Part 2 (Conditions precedent to initial Utilisation) of Schedule 2 (Conditions precedent);

(b)                                 any Financial Indebtedness of any person who becomes a member of the Group after the Closing Date which is incurred under arrangements in existence at the date that person becomes a member of the Group (and not entered into in contemplation of that person becoming (or proposed to be becoming) a member of the Group), but only for a period of one year from the date that person becomes a member of the Group and only to the extent the principal amount of the Financial Indebtedness has not been incurred since the date that person became a member of the Group;

(c)                                  any Financial Indebtedness of an Obligor;

(d)                                 any Financial Indebtedness of any member of the Target Group in existence on the Closing Date or any refinancing of such indebtedness for the same or any lower amount; or

(e)                                  any Financial Indebtedness of Barcelona until such time as Barcelona becomes a wholly-owned Subsidiary of the Company.

Super Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 90 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 90 per cent. of the Total Commitments immediately prior to that reduction).

Syndication Date means each day on which the Agent confirms (for and on behalf of the Arrangers) that a phase of syndication of the Facilities has been completed.

Target means Anheuser-Busch Companies, Inc., a company incorporated under the law of the State of Delaware, United States with registered address One Busch Place, St. Louis, Missouri 63118 with issuer number 035229.

TARGET means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises interlinked national real time gross settlement systems and the European Central Bank’s payment mechanism and which began operations on 4 January 1999.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

TARGET Day means:

(a)                                  until such time as TARGET is permanently closed down and ceases operations, any day on which both TARGET and TARGET2 are; and

(b)                                 following such time as TARGET is permanently closed down and ceases operations, any day on which TARGET2 is,

open for the settlement of payments in euro.

Target Group means the Target and its Subsidiaries from time to time.

Target Shares means all shares and all rights to shares of Target.

TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Taxes Act means the Income and Corporation Taxes Act 1988.

Tender Offer means any tender offer made or to be made for the Target Shares by Bidco.

Term means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

Term Facility means Facility A, Facility B, Facility C or Facility D.

Term Loan means a Facility A Loan, a Facility B Loan, a Facility C Loan or a Facility D Loan.

Termination Date means:

(a)                                  subject to Clause 2.4 (Extension of Facility A), in relation to Facility A, 364 days from the Funding Date;

(b)                                 in relation to Facility B, 364 days from the Closing Date;

(c)                                  in relation to Facility C, thirty-six Months from the Reference Date;

(d)                                 in relation to Facility D, sixty Months from the Reference Date; and

(e)                                  in relation to the Revolving Facility, sixty Months from the Reference Date.

Total Commitments means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments, the Total Facility C Commitments, the Total Facility D Commitments and the Total Revolving Facility Commitments, being US$45,000,000,000 at the date of this Agreement.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Total Facility A Commitments means the aggregate of the Facility A Commitments, being US$12,000,000,000 at the date of this Agreement.

Total Facility B Commitments means the aggregate of the Facility B Commitments, being US$7,000,000,000 at the date of this Agreement.

Total Facility C Commitments means the aggregate of the Facility C Commitments, being US$13,000,000,000 at the date of this Agreement.

Total Facility D Commitments means the aggregate of the Facility D Commitments, being US$12,000,000,000 at the date of this Agreement.

Total Revolving Facility Commitments means the aggregate of the Revolving Facility Commitments, being US$1,000,000,000 at the date of this Agreement.

Transfer Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

Transfer Date means, in relation to a transfer, the later of:

(a)                                  the proposed Transfer Date specified in the Transfer Certificate; and

(b)                                 the date on which the Agent executes the Transfer Certificate.

Underwriting Agreement means the stand-by equity underwriting agreement dated on or about the date of this Agreement between the Company and one or more underwriters on terms acceptable to the Agent (acting reasonably) in respect of the issuance and/or the placement of the shares of the Company sufficient for the purposes of refinancing the Bridge Facility in whole and any definitive underwriting agreement which is executed pursuant to the terms of that stand-by equity underwriting agreement.

Unfunded Current Liability means, in relation to any Plan, the amount, if any, by which the value of the accumulated plan benefits under that Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US Dollar, US Dollars and US$ means the lawful currency of the United States of America from time to time.

U.S. and United States means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

U.S. Borrower means a Borrower whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

U.S. Guarantor means a Guarantor whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

U.S. Obligor means any U.S. Borrower or U.S. Guarantor.

U.S. Tax means any federal, state, local income, gross receipts, license, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), real property, personal property, sales, use, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, imposed by the United States or any political subdivision thereof or taxing authority therein, including any interest, penalty or addition thereto, whether disputed or not.

Utilisation means a Loan or a Letter of Credit.

Utilisation Date means the date on which a Utilisation is made.

Utilisation Request means a notice substantially in the relevant form set out in Part 1 of Schedule 3 (Requests).

VAT means value added tax calculated in accordance with (but subject to the derogations according to the VAT regulations of the member states) European Directive 2006/112/EC (replacing European Directive 77/388/EC) whether charged in a member state of the European Union or elsewhere and any other tax of a similar nature.

Welfare Plan means a welfare plan, as such term is defined in Section 3(1) of ERISA, that is maintained or contributed to by any Obligor or an ERISA Affiliate with respect to which an Obligor or any ERISA Affiliate could incur liability.

Withdrawal Liability has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

1.2          Construction

(a)           Unless a contrary indication appears, a reference in this Agreement to:

(i)            the Agent, an Arranger, any Finance Party, any Issuing Bank, any Lender, any Obligor, any Party or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)           a document in agreed form is a document which is in a form agreed in writing by or on behalf of the Company and the Agent;

(iii)          assets includes present and future properties, revenues and rights of every description;

(iv)          a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(v)           guarantee means (other than in Clause 22 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to provide assurance to the beneficiary of such guarantee that another person will or can meet any of its liabilities;

(vi)          indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)         a Lender’s participation in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may become payable by a Lender in relation to that Letter of Credit;

(viii)        a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ix)           a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)            a provision of law is a reference to that provision as amended or re-enacted; and

(xi)           a time of day is a reference to London time.

(b)           Section, Clause and Schedule headings are for ease of reference only.

(c)           Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)           A Borrower providing cash cover for a Letter of Credit means a Borrower paying an amount in the currency of the Letter of Credit to an interest-bearing account in the name of the Borrower and the following conditions being met:

(i)            the account is with the Agent (if the cash cover is to be provided for all the Lenders) or with a Lender (if the cash cover is to be provided for that Lender);

(ii)           until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit; and

(iii)          the Borrower has executed a security document over that account, in form and substance satisfactory to the Agent or the Lender with which that account is held, creating a first ranking Security over that account.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(e)           A Default or an Event of Default is continuing if it has not been remedied or waived in writing.

(f)            A Borrower repaying or prepaying a Letter of Credit means:

(i)            that Borrower providing cash cover for that Letter of Credit;

(ii)           the maximum amount payable under the Letter of Credit being reduced or cancelled in accordance with its terms; or

(iii)          the Issuing Bank being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility,

and the amount by which a Letter of Credit is repaid or prepaid under paragraphs (f)(i) and (f)(ii) above is the amount of the relevant cash cover or reduction.

(g)           An amount borrowed includes any amount utilised by way of Letter of Credit.

(h)           A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.

(i)            An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the Relevant Borrower in respect of that Letter of Credit at that time.

(j)            A reference to Barclays Capital is a reference to the investment banking division of Barclays Bank PLC.

1.3          Dutch terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)           a necessary action to authorise where applicable, includes without limitation:

(i)            any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

(ii)           obtaining an unconditional positive advice (advies) from the competent works council(s);

(b)           financial assistance means any act contemplated by:

(i)            (for a besloten vennootschap met beperkte aansprakelijkheid) Article 2:207(c) of the Dutch Civil Code; or

(ii)           (for a naamloze vennootschap) Article 2:98(c) of the Dutch Civil Code;

(c)           a Security includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(d)                                 (i)            a winding-up, administration or dissolution includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(ii)           a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend;

(iii)          any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(iv)          a trustee in bankruptcy includes a curator;

(v)           an administrator includes a bewindvoerder; and

(vi)          an attachment includes a beslag.

1.4          Luxembourg terms

In this Agreement, a reference to:

(a)           a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:

(i)            juge-commissaire and/or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii)           liquidateur appointed under Articles 141 to 151 of the Luxembourg act of 10 August 1915 on commercial companies, as amended;

(iii)          juge-commissaire and/or liquidateur appointed under Article 203 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iv)          commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 of the Luxembourg Commercial Code; and

(v)           juge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended;

(b)           a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée); and

(c)           a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

1.5          Belgian terms

In this Agreement, a reference (in the context of Belgian law or a Belgian Obligor) to:

(a)           a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any curator / curateur, vereffenaar / liquidateur, voorlopig bewindvoerder / adminstrateur judiciaire gerechtelijk deskundige / expert judiciare commissaris inzake opschorting / commissaire au sursis and sekwester / séquestre;

(b)           a person being unable to pay its debts is that person being in a state of cessation of payments (staking van betaling / cessation de paiements);

(c)           an insolvency includes gerechtelijk akkoord / concordat judiciaire, faillissement / faillite and any other concurrence between creditors (samenloop van schuldeisers / concours des créanciers);

(d)           a composition includes any gerechtelijk akkoord / concordat judiciaire; winding up, administration, liquidation or dissolution includes any vereffening / liquidation, ontbinding / dissolution, faillissement / faillite and sluiting van een onderneming / fermeture d’enterprise;

(e)           an assignment or similar arrangement with any creditor includes a minnelijk akkoord met alle schuldeisers/ accord amiable avec tous les créanciers;

(f)            an attachment, sequestration, distress, execution or analogous events includes any uitvoerend beslag / saisie exécutoire and bewarend beslag / saisie conservatoire;

(g)           a Security includes any mortgage (hypotheek / hypothèque), pledge (pand / nantissement), privilege (voorrecht / privilège), retention right (eigendomsvoorbehoud / réserve de propriété), any real surety (zakelijke zekerheid / sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid / transfert à titre de garantie) and a promise or mandate to create any of the security interest mentioned above;

(h)           constitutional documents means de oprichtingsakte / acte constitutif, statuten / statuts and uittreksel van de Kruispuntbank voor Ondernemingen / Banque Carrefour des Entrepises; and

(i)            guarantee means, only for the purpose of the guarantee granted by a Belgian Obligor pursuant to Clause 22 (Guarantee and Indemnity), an independent guarantee and not a surety (borg / cautionnement).

1.6          Third party rights

(a)           Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of this Agreement.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(b)           Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.7          Subordination Agreement

The Parties enter into this Agreement subject to the provisions of the Subordination Agreement.  In the event of any conflict between the provisions of this Agreement and the provisions of the Subordination Agreement, the latter shall prevail.

2.             THE FACILITIES

2.1          The Facilities

(a)           Subject to the terms of this Agreement, the Lenders make available to Bidco and the Company:

(i)            a Base Currency term loan facility in an aggregate amount equal to the Total Facility A Commitments;

(ii)           a Base Currency term loan facility in an aggregate amount equal to the Total Facility B Commitments;

(iii)          a Base Currency term loan facility in an aggregate amount equal to the Total Facility C Commitments; and

(iv)          a Base Currency term loan facility in an aggregate amount equal to the Total Facility D Commitments.

(b)           Subject to the terms of this Agreement, the Lenders make available to the Borrowers, a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Revolving Facility Commitments.

(c)           Each of Bidco and the Company will be permitted to borrow (on a several basis) under the Term Facilities.  Any Borrower will be permitted to borrow (on a several basis) under the Revolving Facility.

2.2          Finance Parties’ rights and obligations

(a)           The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)           The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)           A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

2.3          Obligors’ Agent

(a)           Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)            the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)           each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)           Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

2.4          Extension of Facility A

(a)           The Company shall be entitled to extend the Termination Date of Facility A for up to one year by giving notice to the Agent (the Extension Request) not less than 45 days before the Termination Date specified in Clause 1.1 (Definitions) in respect of Facility A (for the purposes of this Clause 2.4, the Original Facility A Termination Date).

(b)           Any Extension Request shall:

(i)            be in writing, unconditional and binding on the Obligors; and

(ii)           specify a revised Termination Date for Facility A which is not more than one year after the Original Facility A Termination Date (the Revised Facility A Termination Date).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(c)           Upon receipt by the Agent of an Extension Request duly completed in accordance with paragraph (b) above, the Revised Facility A Termination Date shall be for all purposes the Termination Date in respect of Facility A.

(d)           The Agent shall promptly notify the Lenders of any extension of the Termination Date in respect of Facility A pursuant to this Clause 2.4.

3.             PURPOSE

3.1          Purpose

(a)           The Relevant Borrower shall apply all amounts borrowed by it under a Term Facility towards:

(i)            financing:

(A)          the acquisition of Target Shares pursuant to the Tender Offer or tendered thereafter for payment; or

(B)           the acquisition of additional shares issued by the Target as necessary to enable the Borrower to acquire sufficient shares to effect a Short Form Merger;

(ii)           financing the cash compensation payable to existing shareholders in the Target pursuant to a Statutory Merger or Short Form Merger or the service of appraisal rights;

(iii)          payment of the Acquisition Costs; or

(iv)          refinancing Financial Indebtedness of the Target and its Subsidiaries.

(b)           The Relevant Borrower shall apply all amounts borrowed by it under the Revolving Facility (and, in the case of sub-paragraphs (ii) and (iii) below, any Utilisation by way of Letter of Credit issued on its behalf) towards:

(i)            payment of Acquisition Costs;

(ii)           refinancing the Financial Indebtedness of the Target and its Subsidiaries; or

(iii)          the general corporate and/or working capital purposes of the Group.

(c)           The Facilities may not be used for the purposes specified in sub-paragraphs (a)(iv), (b)(ii) or (b)(iii) above unless, on or before such utilisation, one or more Utilisations for the Acquisition Purpose have occurred, the Company has obtained Control of the Target and, in the case of any Utilisation for general corporate or working capital purposes, the Closing Date has occurred.

3.2          Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

4.            CONDITIONS OF UTILISATION

4.1          Initial conditions precedent

(a)           No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part 1 and Part 2 of Schedule 2 (Conditions Precedent) (other than the items asterisked in Part 2 of Schedule 2 which must be delivered on or before the first Utilisation Date) in form and substance satisfactory to the Agent.  The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)           If the Funding Date has occurred but the Closing Date has not occurred, no Borrower may deliver any further Utilisation Request for a Loan (other than for a purpose referred to in Clause 3.1(a) (i) or (iii) (Purpose)) unless the Agent has received the following documents and evidence in form and substance satisfactory to the Agent:

(i)            except if the Closing Date will occur following a Short Form Merger, a copy of the executed Merger Agreement on customary terms and otherwise in a form acceptable to the Agent (acting reasonably);

(ii)           evidence that the Closing Date will occur substantially simultaneously with such Utilisation; and

(iii)          a certificate of the Company (signed by a director) or such other evidence as the Agent may reasonably request, that all conditions to the consummation of the Acquisition under any Merger Agreement have been satisfied or will be satisfied on or before such Utilisation Date.

The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2          Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation other than one to which Clause 4.5 (Utilisations during the Certain Funds Period) applies if, on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)           in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(b)           the Repeating Representations to be made by each Obligor are true in all material respects.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

4.3          Conditions relating to Optional Currencies

(a)           A currency will constitute an Optional Currency in relation to a Revolving Facility Utilisation if it is euro or:

(i)            it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market at the Specified Time or, if later, on the date the Agent receives the relevant Utilisation Request and the Utilisation Date for that Utilisation; and

(ii)           it has been approved by the Agent (acting on the instructions of all the Lenders under the Revolving Facility) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)           If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)            whether or not the relevant Lenders have granted their approval; and

(ii)           if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4          Maximum number of Utilisations

(a)           A Borrower (or the Company) may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)            more than 12 Term Loans would be outstanding; or

(ii)           more than 15 or more Revolving Facility Loans would be outstanding.

(b)           Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

4.5          Utilisations during the Certain Funds Period

(a)           Except as set out in paragraph (b) below, during the Certain Funds Period, none of the Finance Parties shall be entitled to:

(i)            cancel any of its Commitments to the extent that to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)           rescind, terminate or cancel this Agreement or any of the Facilities or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent that to do so would prevent or limit the making of a Certain Funds Utilisation;

(iii)          refuse to participate in the making of a Certain Funds Utilisation;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(iv)          exercise any right of set-off or counterclaim in respect of a Utilisation to the extent that to do so would prevent or limit the making of a Certain Funds Utilisation; or

(v)           cancel, accelerate or cause repayment or prepayment of any amounts owing hereunder or under any other Finance Document to the extent that to do so would prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

(b)           Paragraph (a) above does not apply if, and to the extent that, the entitlement arises because:

(i)            in the case of sub-paragraph (a)(iii) above, Clause 4.1 (Initial conditions precedent) has not been complied with;

(ii)           a Major Event of Default is continuing or, in the case of sub-paragraph (a)(iii) above, a Major Event of Default would result from the proposed Utilisation;

(iii)          any of the Major Representations is not true and accurate;

(iv)          Clause 10.1 (Illegality) applies; or

(v)           Clause 11.2 (Change of Control or Sale) applies.

5.             UTILISATION – LOANS

5.1          Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2          Completion of a Utilisation Request for Loans

(a)           Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)            it identifies the Borrower and the Facility to be utilised;

(ii)           the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)          the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)          the proposed Interest Period complies with Clause 14 (Interest Periods).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(b)           Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the Closing Date.  Only one Utilisation may be requested in each subsequent Utilisation Request.

5.3          Currency and amount

(a)           The currency specified in a Utilisation Request must be:

(i)            in relation to a Term Facility, the Base Currency; and

(ii)           in relation to the Revolving Facility, the Base Currency or an Optional Currency.

(iii)          The amount of the proposed Utilisation of the Revolving Facility must be:

(A)          if the currency selected is the Base Currency, a minimum of US$25,000,000 or, if less, the Available Facility; or

(B)           if the currency selected is euro, a minimum of US$25,000,000 or, if less, the Available Facility; or

(C)           if the currency selected is an Optional Currency, other than euro, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4          Lenders’ participation

(a)           If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office (save as may follow from Clause 5.5 (Lending Office)).

(b)           The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)           The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5          Lending Office

(a)           In the event that the Acquisition proceeds by way of Tender Offer and any Utilisation of any of the Term Facilities is to be made by a non-US Borrower for an Acquisition Purpose (other than for purposes of consummation of a Short Form Merger), each Lender shall procure that its respective participation in such Loan is made available through an office located outside the United States.

(b)           Notwithstanding paragraph (a) above, following the Closing Date, each Lender shall be free to book and fund its participation in any Loan under the Facilities through offices in the United States.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

5.6          Limitations on Utilisations

A Term Facility may only be utilised if all of the Term Facilities are utilised pro rata on that date.

5.7          Cancellation of Commitment

(a)           If on the last day of the Availability Period in respect of the Term Facilities, the Closing Date has not occurred, all Commitments shall be immediately cancelled in full.

(b)           Any Commitment which is unutilised on the last day of the Availability Period applicable thereto shall be immediately cancelled.

6.             UTILISATION – LETTERS OF CREDIT

6.1          The Revolving Facility

(a)           The Revolving Facility may be utilised by way of Letters of Credit.

(b)           Clause 5 (Utilisation – Loans) does not apply to utilisations by way of Letters of Credit.

6.2          Delivery of a Utilisation Request for Letters of Credit

A Borrower (or the Company on its behalf) may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

6.3          Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit is irrevocable (unless otherwise agreed by the Issuing Bank) and will not be regarded as having been duly completed unless:

(a)           it specifies that it is for a Letter of Credit;

(b)           it identifies the Borrower of the Letter of Credit;

(c)           it identifies the Issuing Bank which has agreed to issue the Letter of Credit;

(d)           the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Revolving Facility;

(e)           the amount of the Letter of Credit requested will not result in the aggregate Base Currency Amount of all outstanding Letters of Credit exceeding US$500,000,000 (or its equivalent in any other currency);

(f)            the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

(g)           the proposed beneficiary is not a Restricted Person and is not objected to by the Issuing Bank (acting reasonably);

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(h)           the form of Letter of Credit is attached;

(i)            the Expiry Date of the Letter of Credit falls on or before the Termination Date in respect of the Revolving Facility; and

(j)            the delivery instructions for the Letter of Credit are specified.

6.4          Currency and amount

(a)           The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)           The amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

(i)            if the currency selected is the Base Currency, a minimum of US$25,000,000 or, if less, the Available Facility;

(ii)           if the currency selected is euro, a minimum of US$25,000,000 or, if less, the Available Facility; or

(iii)          if the currency selected is an Optional Currency other than euro, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

6.5          Issue of Letters of Credit

(a)           If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)           Subject to Clause 4.1 (Initial conditions precedent), the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit other than one to which paragraph (c) below applies, if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)            no Default (or, in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), no Event of Default) is continuing or would result from the proposed Utilisation; and

(ii)           in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 23 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true in all material respects.

(c)           The amount of each Lender’s participation in each Letter of Credit will be equal to the proportion borne by its Available Commitment to the Available Facility (in each case in relation to the Revolving Facility) immediately prior to the issue of the Letter of Credit.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

(d)           The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

6.6          Renewal of a Letter of Credit

(a)           A Borrower (or the Company on its behalf) may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

(b)           The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraph (h) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)           The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)            its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)           its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)           If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

6.7          Revaluation of Letters of Credit

(a)           If any Letters of Credit are denominated in an Optional Currency, the Agent shall at six monthly intervals after the date of the Letter of Credit recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)           The Company shall, if requested by the Agent within five days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Revolving Facility Utilisations are prepaid to prevent the Base Currency Amount of the Revolving Facility Utilisations exceeding the Total Revolving Facility Commitments following any adjustment to a Base Currency Amount under paragraph (a) of this Clause 6.7.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

7.                                      LETTERS OF CREDIT

7.1                                  Immediately payable

Subject to the terms of this Agreement, if a Letter of Credit or any amount outstanding under a Letter of Credit becomes immediately payable under this Agreement, the Borrower that requested the issue of that Letter of Credit shall repay or prepay that amount immediately.

7.2                                  Claims under a Letter of Credit

(a)                                  Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by the Company on its behalf) and which appears on its face to be in order (in this Clause 7, a claim).

(b)                                 The Relevant Borrower shall within five Business Days of demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim.

(c)                                  Each Borrower acknowledges that the Issuing Bank:

(i)                                     is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)                                 deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)                                 The obligations of a Borrower under this Clause will not be affected by:

(i)                                     the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)                                  any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3                                  Indemnities

(a)                                  The Relevant Borrower shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Borrower.

(b)                                 Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)                                  If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above, then that Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date the Lender’s participation in the Letter of Credit is transferred or assigned to the Lender in accordance with the terms

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of that Letter of Credit.  On receipt of demand from the Agent, that Lender shall pay to the Agent (for the account of the Issuing Bank) an amount equal to its L/C Proportion of the amount demanded.

(d)                                 The Borrower which requested (or on behalf of which the Company requested) a Letter of Credit shall immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit.

(e)                                  The obligations of each Lender under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(f)                                    The obligations of any Lender or Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)                                     any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)                                  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)                               the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)                              any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)                                 any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit (provided that, in the case of any amendment to a Letter of Credit, the Company has agreed to such amendment) or any other document or security;

(vi)                              any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)                           any insolvency or similar proceedings.

7.4                               Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

8.                                      OPTIONAL CURRENCIES

8.1                                  Selection of currency

The Relevant Borrower (or the Company on its behalf) shall select the currency of a Revolving Facility Utilisation in a Utilisation Request.

8.2                                  Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)                                  a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)                                 a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the Relevant Borrower to that effect by the Specified Time on that day.  In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3                                  Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

9.                                      REPAYMENT

9.1                                  Repayment of Term Loans

(a)                                  The Relevant Borrowers under Facility A shall repay the aggregate Facility A Loans borrowed by such Borrower in full on the relevant Termination Date.

(b)                                 The Relevant Borrowers under Facility B shall repay the aggregate Facility B Loans borrowed by such Borrower in full on the relevant Termination Date.

(c)                                  The Relevant Borrowers under Facility C shall repay the aggregate Facility C Loans borrowed by such Borrower in full on the relevant Termination Date.

(d)                                 The Relevant Borrowers under Facility D shall repay the aggregate Facility D Loans borrowed by such Borrower in full on the relevant Termination Date.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

9.2                                  Repayment of Revolving Facility Loans

The Relevant Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period.

10.                               ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

10.1                           Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:

(a)                                  that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying the Company of such notice, that Lender shall be immediately released from its obligations to participate in any Utilisations; and

(c)                                  by written notice to the Agent, that Lender may:

(i)                                     cancel its Commitment, and such Commitment shall be immediately cancelled upon the Agent notifying the Company of such notice; and/or

(ii)                                  require prepayment of its participation in the Utilisations, and the Relevant Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

10.2                           Illegality in relation to Issuing Bank

If it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

(a)                                  that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying the Company, the Issuing Bank shall not be obliged to issue any Letter of Credit;

(c)                                  the Company shall procure that the Relevant Borrower shall use all reasonable endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time.

10.3                           Voluntary cancellation

The Relevant Borrower may, if it gives the Agent not less than three Business Days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

amount of US$10,000,000) of an Available Facility.  Any cancellation under this Clause 10.3 shall reduce the Commitments of the Lenders rateably under that Facility.

10.4                           Voluntary prepayment of Term Loans

(a)                                  A Borrower to which a Term Loan has been made may, if it or the Company gives the Agent not less than three Business Days (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of that Term Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Term Loan by a minimum amount of US$25,000,000 and in multiples of US$1,000,000).

(b)                                 A Term Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

10.5                           Voluntary prepayment of Revolving Facility Utilisations

A Borrower to which a Revolving Facility Utilisation has been made may, if it or the Company gives the Agent not less than three Business Days (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Revolving Facility Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Utilisation by a minimum amount of US$25,000,000).

10.6                           Right of cancellation and repayment in relation to a single Lender or Issuing Bank

(a)                                  If:

(i)                                     any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 17.2 (Tax gross-up); or

(ii)                                  any Lender or Issuing Bank claims indemnification from the Company or an Obligor under Clause 17.3 (Tax indemnity) or Clause 18.1 (Increased costs),

the Relevant Borrower may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Agent notice:

(A)                              (if such circumstances relate to a Lender) of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations; or

(B)                                (if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)                                 On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c)                                  On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), the Relevant Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

11.                               MANDATORY PREPAYMENT

11.1                           Definitions

For the purpose of this Clause 11:

Debt Raising means any raising of Financial Indebtedness in any public or private loan or debt capital markets (including any equity-linked instrument or other hybrid product).

Debt Raising Proceeds means the Net Proceeds received by any member of the Group after the date of this Agreement from a Debt Raising, except Excluded Debt Raising Proceeds.

Disposal means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

Disposal Proceeds means the Net Proceeds received by any member of the Group in respect of any Disposal, except for Excluded Disposal Proceeds.

Excluded Disposal Proceeds means the proceeds derived from an Excluded Disposal.

Excluded Debt Raising Proceeds means the proceeds of any Debt Raising:

(a)                                  made by an Excluded Subsidiary;

(b)                                 which is required by its terms to be converted into an Equity instrument, provided that such proceeds are applied in prepayment of the Bridge Facility or any Additional Acquisition Equity Facility;

(c)                                  made under the Facilities, the Bridge Facility or any Additional Acquisition Equity Facility;

(d)                                 made available in connection with a project where the provider of the Financial Indebtedness neither has recourse against any member of the Group, nor has recourse against the assets of any member of the Group other than the assets used in connection with or resulting from that project;

(e)                                  which constitutes:

(i)                                     a utilisation of (or any refinancing of) any commercial paper issued under a programme existing on 20 June 2008 up to the maximum amounts available on that date;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  a utilisation of any credit facility existing on 20 June 2008 (or, in the case of a member of the Target Group, any credit facility existing in existence on the Funding Date) up to the maximum amounts available on those dates;

(iii)                               an overdraft or any other line of credit, in each case, in a principal amount not exceeding US$1,000,000 (or its equivalent in any other currency);

(iv)                              the conduct of treasury operations in the ordinary course of business in respect of uncommitted lines of credit or cash-pooling facilities; or

(v)                                 a local facility in South Korea, China, Russia, Hungary, Bulgaria, Romania, Czech Republic, Slovakia, Cuba and Ukraine which is not syndicated outside the relevant national debt markets, in an aggregate principal amount not exceeding US$300,000,000 (or its equivalent in any other currency) at any time;

(f)                                    by way of a refinancing of any Financial Indebtedness:

(i)                                     of any member of the Group in existence on 20 June 2008;

(ii)                                  of any member of the Target Group in existence on the Funding Date;

(iii)                               of any person that becomes a Subsidiary of the Company and which is existing at the time such person becomes a Subsidiary (other than Financial Indebtedness incurred solely in contemplation of such person becoming a Subsidiary of the Company); or

(iv)                              secured by Security on assets prior to the acquisition thereof by the Company or any of its Subsidiaries, provided that such Security was not created in contemplation of such acquisition and does not extend to any other assets, provided that, in each case, the principal amount of that refinancing does not exceed the amount of the obligations due on account of the Financial Indebtedness being refinanced; or

(g)                                (i)                                      after the date on which Facility A has been irrevocably repaid or prepaid in full, in respect of Financial Indebtedness which, when aggregated with the proceeds from the raising of all other Financial Indebtedness arising under Debt Raising not set out in paragraphs (a) to (f) above, does not exceed US$500,000,000 (or its equivalent in any other currency) at any time; or

(ii)                                  until (and including) the date on which Facility A has been irrevocably repaid or prepaid in full, in respect of Financial Indebtedness which, when aggregated with the proceeds from the raising of all other Financial Indebtedness arising under Debt Raising not set out in paragraphs (a) to (f) and (g)(i) above, does not exceed US$50,000,000 (or its equivalent in any other currency) at any time; or

(iii)                               if the Company or Relevant Borrowers have irrevocably prepaid or repaid Facility A and Facility B in full and the Facility C Loans and Facility D Loans do not in aggregate

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

exceed US$10,000,000,000, in respect of Financial Indebtedness which, when aggregated with the proceeds from the raising of all other Financial Indebtedness arising under Debt Raising not set out in paragraphs (a) to (f), (g)(i) and (g)(ii) above, does not exceed US$1,000,000,000 (or its equivalent in any other currency) in any financial year of the Group.

Equity Raising means any raising of funds by way of (a) issuance of Equity instruments by a member of the Group (other than an Excluded Subsidiary) or (b) any disposal of shares in the Company held by any member of the Group (other than a Share Buyback Disposal to the extent that the proceeds of that disposal are required to be applied in prepayment of the Share Buyback Facility).

Equity Raising Proceeds means the Net Proceeds received by any member of the Group from any Equity Raising, except for Excluded Equity Raising Proceeds.

Excluded Equity Raising Proceeds means the proceeds of an Equity Raising or any part thereof:

(a)                                  which are applied towards prepayment or cancellation of the Bridge Facility or any Additional Acquisition Equity Facility in accordance with the Subordination Agreement;

(b)                                 which forms part of any employee benefit program or similar arrangement involving issuance of shares or issuance or exercise of options to employees or directors of any member of the Group; or

(c)                                  which are, other than in the case of an issuance of Equity instruments by the Company, paid for by any member of the Group.

Sale means the sale of all or substantially all of the assets of the Company (whether in a single transaction or a series of related transactions).

11.2                           Change of Control or Sale

Upon the occurrence of a Change of Control or a Sale:

(a)                                  the Company shall notify the Agent upon becoming aware of such Change of Control or Sale;

(b)                                 after such notice, a Lender shall not be obliged to fund any Utilisation (other than a Rollover Loan);

(c)                                  any Lender may, by not less than 30 days’ written notice to the Agent, cancel its undrawn Commitment and require repayment of its participation in the Utilisations, together with accrued interest thereon and all other amounts owed to it under the Finance Documents; and

(d)                                 the Company shall procure that the Relevant Borrower repay any Lender which delivers a notice to the Agent pursuant to sub-paragraph (c) above on the date falling thirty days after receipt by the Agent of such notice,

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

provided that paragraphs (b), (c) and (d) above shall only become effective with respect to a Change of Control, under the condition precedent that the Shareholders’ Approval has been obtained and an extract of the resolution containing the Shareholders’ Approval has been duly filed with the clerk of the relevant commercial court in accordance with article 556 of the Belgian Companies Code.

11.3                           Debt Raising Proceeds

The Company shall procure that any Debt Raising Proceeds received by any member of the Group are applied in prepayment (and, to the extent applicable, cancellation) of the Facilities in accordance with Clause 11.6 (Application of prepayments).

11.4                           Disposal Proceeds

The Company shall procure that any Disposal Proceeds received by any member of the Group are applied in prepayment (and, to the extent applicable, cancellation) of the Facilities or, to the extent no prepayment of the Facilities is required to be made under that Clause, other Financial Indebtedness of the Group in accordance with of Clause 11.6 (Application of prepayments).

11.5                           Equity Raising Proceeds

Subject to the provisions of the Subordination Agreement, the Company shall procure that all Equity Raising Proceeds received by any member of the Group are applied in prepayment (and, to the extent applicable, cancellation) of the Facilities in accordance with Clause 11.6 (Application of prepayments).

11.6                           Application of prepayments

(a)                                  Any prepayment made under Clause 10.4 (Voluntary prepayment of Term Loans) or (subject to the provisions of the Subordination Agreement) Clause 11.5 (Equity Raising Proceeds) shall be applied in the following order:

(i)                                     first, in prepayment of the Facility B Loans;

(ii)                                  secondly, when the Facility B Loans have been prepaid in full, in prepayment of such other Term Loans as the Company may select;

(iii)                               thirdly, in cancellation of Available Commitments under the Revolving Facility (and the Available Commitment of the Lenders under the Revolving Facility will be cancelled rateably); and

(iv)                              fourthly, in prepayment of Revolving Facility Utilisations (such that outstanding Revolving Facility Loans shall be prepaid before outstanding Letters of Credit) (with a corresponding automatic cancellation of Revolving Facility Commitments by the same amount).

(b)                                 A prepayment under Clause 11.4 (Disposal Proceeds) shall be applied in prepayment of:

(i)                                     first, the Facility B Loans; and

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  secondly, when the Facility B Loans have been prepaid in full, in prepayment of the Facility A Loans up to an amount such that the aggregate amount of Disposal Proceeds applied in prepayment of Facility B and Facility A is not less than US$7,000,000,000; and

(iii)                               thirdly, towards the discharge of such other Financial Indebtedness of the Group as the Company may decide in its discretion.

(c)                                  A prepayment under Clause 11.3 (Debt Raising Proceeds) shall be applied as follows:

(i)                                     first, in prepayment of the Facility A Loans;

(ii)                                  secondly when the Facility A Loans have been prepaid in full, in prepayment of the Facility C Loans and/or the Facility D Loans in amounts and in proportions to be determined by the Company in its discretion;

(iii)                               thirdly, when the Facility C Loans and the Facility D Loans have been prepaid in full, in prepayment of the Facility B Loans;

(iv)                              fourthly, in cancellation of Available Commitments under the Revolving Facility (and the Available Commitment of the Lenders under the Revolving Facility will be cancelled rateably); and

(v)                                 fifthly, in prepayment of Revolving Facility Utilisations (such that outstanding Revolving Facility Loans shall be prepaid before outstanding Letters of Credit), with a corresponding automatic cancellation of Revolving Facility Commitments by the same amount, provided that the Company may (in its discretion) apply an amount which would otherwise be required to be applied in prepayment of Facility A Loans pursuant to sub-paragraph (i) above towards prepayment of Facility B Loans before prepaying Facility A under sub-paragraph (i) above provided that the aggregate amount of all Debt Raising Proceeds so applied towards Facility B do not exceed US$3,500,000,000.

(d)                                 Unless the Company makes an election under paragraph (e) below, the Relevant Borrower shall prepay the relevant Term Loan(s) on the last day of the current Interest Period in the case of any prepayment relating to the amounts of Disposal Proceeds, Debt Raising Proceeds or Equity Raising Proceeds.

(e)                                  The Company may, by giving the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, elect that any prepayment under Clauses 11.3 (Debt Raising Proceeds), 11.4 (Disposal Proceeds) or 11.5 (Equity Raising Proceeds) be applied in prepayment promptly upon receipt of those proceeds. Any such notice shall specify the prepayment date, which in any event shall be no later than the required date for prepayment under paragraph (d) above.  Any notice delivered under this paragraph (e) is irrevocable.

(f)                                    Unless the Company makes an election under paragraph (e) above then a proportion of the relevant Term Loan(s) equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(g)                                 Where a prepayment is due to be made under Clauses 11.3 (Debt Raising Proceeds) to 11.5 (Equity Raising Proceeds) inclusive during the Availability Period for a Term Facility and the amount to be applied in prepayment of Loans under that Term Facility exceeds the outstanding Loans under that Term Facility on the required prepayment date, there shall be a corresponding automatic cancellation of Commitments under that Term Facility by the amount of the excess on the date of the prepayment.

11.7                           General

(a)                                  The Company and each other Obligor shall use all reasonable endeavours and take reasonable steps to ensure that any transaction giving rise to a prepayment obligation is structured in such a way that (i) it will not be unlawful for any member of the Group to move the relevant proceeds between members of the Group to enable a mandatory prepayment to be lawfully made, and the proceeds to be lawfully applied as provided under Clauses 11.3 (Debt Raising Proceeds) to 11.5 (Equity Raising Proceeds) inclusive and (ii) the costs and expenses referred to in sub-paragraph (b)(iii) below are minimised.

(b)                                 If, however, after the Company and each such Obligor has used all reasonable endeavours and taken such reasonable steps, it will still:

(i)                                     be unlawful (including, without limitation, by reason of financial assistance, corporate benefit restrictions on upstreaming cash intra-Group and the fiduciary and statutory duties of the directors of any member of the Group) for such a prepayment to be made and/or cash cover to be provided and/or the proceeds to be so applied, in each case under Clauses 11.3 (Debt Raising Proceeds) to 11.5 (Equity Raising Proceeds) inclusive;

(ii)                                  be unlawful (including, without limitation, by reason of financial assistance, corporate benefit restrictions on upstreaming cash intra-group and the fiduciary and statutory duties of the directors of any member of the Group) to make funds available to a member of the Group that could make such a prepayment and/or provide such cash cover; or

(iii)                               result in any member of the Group making funds available to another member of the Group to enable such a prepayment to be made and/or cash cover to be provided incurring cost or expense (including, without limitation, any tax liability) aggregating in excess of 5.0 per cent. of the relevant Net Proceeds, then such prepayment and/or provision of cash cover under Clauses 11.3 (Debt Raising Proceeds) to 11.5 (Equity Raising Proceeds) inclusive shall not be required to be made and the relevant amount shall be available for application towards the working capital purposes of the Group (for the avoidance of doubt, it being understood that such amount is not required to be deposited in a blocked or secured account).  If at any time the restriction or other circumstance preventing such prepayment/provision of cash cover or giving rise to such liability ceases to apply, the Company shall promptly notify the Agent, and any relevant proceeds will be applied in prepayment and/or the provision of cash cover in accordance with this Clause 11 at the end of the then current Interest Period provided that such restriction or circumstance ceases to apply at least 15 Business Days prior to the end of such Interest Period, prepayment otherwise being made at the end of the next following Interest Period.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

12.                               RESTRICTIONS

12.1                           Notices of Cancellation or Prepayment

Any notice of cancellation or prepayment given by any Party under Clause 10 (Illegality, Voluntary Prepayment and Cancellation) shall (subject to the terms thereof) be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

12.2                           Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

12.3                           No reborrowing of Term Facilities

(a)                                  Subject to Clause 29.7 (Change of Borrower), no Borrower may reborrow any part of a Term Facility which is prepaid.

(b)                                 Any mandatory prepayment of a Term Facility which is made before the end of the Availability Period applicable to that Term Facility shall automatically cancel the Available Commitments for the relevant Term Facility (if any) in an amount equal to the lower of (i) the then Available Commitments for that Term Facility and (ii) the amount of the relevant prepayment.

12.4                           Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

12.5                           Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

12.6                           No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

12.7                           Agent’s receipt of Notices

If the Agent receives a notice under Clause 10 (Illegality, Voluntary Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to either the Company or the affected Lender, as appropriate.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

13.                               INTEREST

13.1                           Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                  Margin;

(b)                                 LIBOR or, in relation to any Loan in euro, EURIBOR; and

(c)                                  Mandatory Cost, if any.

13.2                           Payment of interest

The Relevant Borrower shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

13.3                           Default interest

(a)                                  If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 13.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)                                 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)                                  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

13.4                           Notification of rates of interest

The Agent shall promptly notify the Lenders and the Relevant Borrower (or the Company) of the determination of a rate of interest under this Agreement.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

14.                               INTEREST PERIODS

14.1                           Selection of Interest Periods and Terms

(a)                                  The Relevant Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.

(b)                                 Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the Relevant Borrower (or the Company on behalf of the Borrower) to which that Term Loan was made not later than the Specified Time.

(c)                                  If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)                                 Subject to this Clause 14, a Borrower (or the Company) may select an Interest Period of one Month, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders).

(e)           An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)                                    Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)           A Revolving Facility Loan has one Interest Period only.

(h)                                 Prior to the earlier of final Syndication Date and the date falling six months after the Funding Date, Interest Periods shall be one Month or such other period as the Agent (acting on the instructions of the Arrangers) notifies the Company is required in order to reflect the timetable for the syndication of the Facilities.

14.2                           Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.3                           Consolidation and division of Term Loans

(a)           Subject to paragraph (b) below, if two or more Interest Periods:

(i)                                     relate to Term Loans made under the same Facility in the same currency;

(ii)                                  end on the same date; and

(iii)                               are made to the same Borrower,

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

those Term Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Loan on the last day of the Interest Period.

(b)                                 Subject to Clause 4.4 (Maximum number of Utilisations), and Clause 5.3 (Currency and amount) if the Relevant Borrower (or the Company on its behalf) requests in a Selection Notice that a Term Loan be divided into two or more Term Loans, that Term Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the Term Loan immediately before its division.

15.                               CHANGES TO THE CALCULATION OF INTEREST

15.1                           Absence of quotations

Subject to Clause 15.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

15.2                           Market disruption

(a)                                  If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin;

(ii)                                  the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                               the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)                                 In this Agreement Market Disruption Event means:

(i)                                     at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)                                  before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 30 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

15.3                           Alternative basis of interest or funding

(a)                                  If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

15.4                           Break Costs

(a)                                  The Relevant Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

16.                               FEES

16.1                           Commitment fee

The Company or Bidco shall pay to the Agent (for the account of each Lender) a fee in the Base Currency in respect of each Lender’s Available Commitment under each Facility computed at the rate of:

(a)                                  from the date of this Agreement to (and including) the Funding Date, [****] per cent. per annum, payable quarterly in arrear and on the Funding Date and on the cancelled amount of the relevant Facility at the time a full cancellation is effective; and

(b)                                 from (and excluding) the Funding Date, [****] per cent. of the applicable Margin from time to time on the relevant Facility until the end of the relevant Availability Period, payable quarterly in arrear during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Facility at the time a full cancellation is effective.

16.2                           Arrangement fee

The Company or Bidco shall pay to the Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

16.3                           Agency fee

The Company or Bidco shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

16.4                           Fees payable in respect of Letters of Credit

(a)                                  The Company or the Relevant Borrower shall pay to the Agent (for the account of each Lender with a L/C Proportion in the relevant Letter of Credit) a Letter of Credit fee in the Base Currency (computed at the rate equal to the Margin applicable to a Revolving Facility Loan) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date.  This fee shall be distributed according to each Lender’s L/C Proportion of that Letter of Credit.

(b)                                 Each Relevant Borrower shall pay to the Issuing Bank a fronting fee at the rate of [****]% per annum on the outstanding amount which is counter-indemnified by the other Lenders of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date.

(c)                                  The accrued fronting fee and Letter of Credit fee on a Letter of Credit shall be payable on the last day of each successive period of three Months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit.  The accrued fronting fee and Letter of Credit fee is also payable on the cancelled amount of any Lender’s Revolving Facility Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Letter of Credit is prepaid or repaid in full.

17.                               TAX GROSS UP AND INDEMNITIES

17.1                           Definitions

(a)                                  In this Agreement:

Belgian Qualifying Lender means a Lender which can receive any interest payment made in respect of a Loan by a Belgian Obligor without a Tax Deduction due to being:

(a)                                  a credit institution which is a company resident for tax purposes in Belgium or which is acting through a Facility Office established in Belgium, as referred to in the law of 22 March 1993 regarding the supervision of credit institutions;

(b)                                 a credit institution within the meaning of article 107, §2, 5, a), second dash of the Royal Decree implementing the Belgian Income Tax Code which is acting through its head office and which is resident for tax purposes in a member state of the European Economic Area or in a country with which Belgium has entered into a double taxation agreement that is in force (irrespective of whether such agreement provides an exemption from tax imposed by Belgium);

(c)                                  a credit institution within the meaning of article 107, §2, 5, a), second dash of the Royal Decree implementing the Belgian Income Tax Code, that is acting through a Facility Office which is located in a member state of the European Economic Area or in a country with which Belgium has entered into a double taxation agreement that is in force (irrespective of whether or not the double taxation agreement makes provision for exemption from tax imposed by Belgium); or

(d)                                 a Treaty Lender.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Protected Party means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Qualifying Lender means a Lender beneficially entitled to interest payable to that Lender in respect of a Loan made under the Finance Documents and which is:

(i)                                     in respect of a Belgian Obligor, a Belgian Qualifying Lender;

(ii)                                  in respect of a Borrower tax resident in U.S., a US Qualifying Lender; or

(iii)                               a Treaty Lender.

Tax Credit means a credit against, relief or remission for, or repayment of, any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 17.2 (Tax gross-up) or a payment under Clause 17.3 (Tax indemnity).

Treaty Lender means in respect of a jurisdiction, a Lender entitled under the provisions of a double taxation treaty to receive payments of interest from an Obligor that is tax resident in such jurisdiction or that has a permanent establishment in such jurisdiction to which the advances under the Finance Documents are effectively connected without a Tax Deduction (subject to the completion of any necessary procedural formalities).

US Qualifying Lender means a Lender which is:

(i)                                     a “United States person” within the meaning of Section 7701(a)(30) of the Code, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-9 (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its status as a “United States person”; or

(ii)                                  a Treaty Lender with respect to the United States of America, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-8BEN (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its entitlement to receive such payments without any such deduction or withholding under the applicable double taxation treaty; or

(iii)                               entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income Taxes either as a result of such payments being effectively connected with the conduct by such Lender of a trade or business within the United States or under the portfolio interest exemption, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of either (A) IRS Form W-8ECI (or any successor form) either directly or under cover of IRS Form W-8IMY (or

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

any successor form) certifying that the payments made pursuant to the Finance Documents are effectively connected with the conduct by that Lender of a trade or business within the United States or (B) IRS Form W-8BEN (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) claiming exemption from withholding in respect of payments made pursuant to the Finance Documents under the portfolio interest exemption and a statement certifying that such Lender is not a person described in Section 871(h)(3)(B) or Section 881(c)(3) of the Code or (C) such other applicable form prescribed by the IRS certifying as to such Lender’s entitlement to exemption from United States withholding tax with respect to all payments to be made to such Lender under the Finance Documents.

For purposes of paragraphs (i), (ii) and (iii) above, in the case of a Lender that is not treated as the beneficial owner of the payment (or a portion thereof) under Chapter 3 and related provisions (including Sections 871, 881, 3406, 6041, 6045 and 6049) of the Code, the term Lender shall mean the person who is so treated as the beneficial owner of the payment (or portion thereof).

(b)                                 Unless a contrary indication appears, in this Clause 17 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

17.2                           Tax gross-up

(a)                                  Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank.  If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Company and that Obligor.

(c)                                  If a Tax Deduction is required by law to be made by an Obligor or the Agent, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 A Borrower is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by Belgium, Luxembourg or the United States from a payment of interest on a Loan, if on the date on which the payment falls due:

(i)                                     the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority;

(ii)                                  the relevant Lender is a Qualifying Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below; or

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(iii)                              such Tax Deduction is required in respect of the Luxembourg law(s) implementing the EU Savings Directive (Council Directive 2003/48/EC) and several agreements entered into between Luxembourg and some EU dependent and associated territories or the Luxembourg law of 23 December 2005, in each case, unless the requirement to make an increased payment to a Lender under paragraph (c) above occurs as a consequence of Bidco being treated as being resident for tax purposes in both Luxembourg and the U.S. as a result of it changing its jurisdiction of incorporation in accordance with Clause 26.19 (Jurisdiction of Bidco).

(e)                                  If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                                    Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)                                 A Qualifying Lender and each Obligor which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation or to be allowed under the applicable law to make that payment without a Tax Deduction to make that payment without a Tax Deduction.

17.3                           Tax indemnity

(a)                                  The Company or Bidco shall (within ten Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or the transactions occurring under such Finance Document.

(b)           Paragraph (a) above shall not apply:

(i)                                     with respect to any Tax assessed on a Finance Party:

(A)                              under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                                under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                  to the extent a loss, liability or cost:

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(A)                              is compensated for by an increased payment under Clause 17.2 (Tax gross-up); or

(B)                                would have been compensated for by an increased payment under Clause 17.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 17.2 (Tax gross-up) applied.

(c)                                  A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)                                 A Protected Party shall, on receiving a payment from an Obligor under this Clause 17.3, notify the Agent.

17.4                           Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                  a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

17.5                           Stamp taxes

The Company or Bidco shall pay and, within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, excise and other similar Taxes payable in respect of any Finance Document except for any such Tax payable in connection with the entry into a Transfer Certificate and, with respect to Luxembourg registration duties (droits d’enregistrement), any Luxembourg tax payable due to a registration of a Finance Document when such registration is not required to maintain or preserve the rights of any Finance Party.

17.6                           Value added tax

(a)                                  All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party), or where applicable, directly account for such VAT at the appropriate rate under the reverse charge procedure provided for by article 56 of the European

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Directive 2006/112/EC (replacing European Directive 77/388/EC) and any relevant tax provisions of the jurisdiction in which such Party receives such supply (in which case no amount equal to the amount of VAT will be due to the Finance Party).

(b)                                 If VAT is chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay (as the case may be) to the Recipient or to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(c)                                  Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

18.                               INCREASED COSTS

18.1                           Increased costs

(a)                                  Subject to Clause 18.3 (Exceptions) the Company or Bidco shall, within ten Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                                 In this Agreement Increased Costs means:

(i)                                     a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

18.2                           Increased cost claims

(a)                                  A Finance Party intending to make a claim pursuant to Clause 18.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

18.3                           Exceptions

(a)                                  Clause 18.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                  compensated for by Clause 17.3 (Tax indemnity) (or would have been compensated for under Clause 17.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 17.3 (Tax indemnity) applied);

(iii)                               compensated for by the payment of the Mandatory Cost;

(iv)                              attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)                                 attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)                                 In this Clause 18.3 reference to a Tax Deduction has the same meaning given to the term in Clause 17.1 (Definitions).

19.                               OTHER INDEMNITIES

19.1                           Currency indemnity

(a)                                  If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

that Obligor shall as an independent obligation, within ten Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

19.2                           Other indemnities

The Company or Bidco shall (or shall procure that an Obligor will), within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                  the occurrence of any Event of Default;

(b)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(c)                                  funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)                                 issuing or making arrangements to issue a Letter of Credit requested by the Company or a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement; or

(e)                                  a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

19.3                           Acquisition Indemnity

(a)                                  The Company shall within a reasonable period following demand indemnify each Finance Party (and each of its Affiliates, and each of its (or its Affiliates’) directors, officers, employees and agents) (each an Indemnified Person) against any cost, expense, loss or liability (including without limitation legal fees) incurred by or awarded against that Indemnified Person in each case arising out of or in connection with any action, claim, investigation or proceeding commenced or threatened (including, without limitation, any action, claim, investigation or proceeding to preserve or enforce rights but excluding any action, claim, investigation or proceeding commenced by another Indemnified Person) in relation to:

(i)                                     the actual or contemplated use of the proceeds of the Facilities;

(ii)                                  the Acquisition; and/or

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(iii)                               any Finance Document.

(b)                                 The Company will not be liable under paragraph (a) above for any cost, expense, loss or liability (including without limitation legal fees) incurred by or awarded against an Indemnified Person if that cost, expense, loss or liability results directly or indirectly from any breach by that Indemnified Person of any Finance Document or which results directly or indirectly from the negligence, breach of contract or wilful misconduct of that Indemnified Person.

(c)                                  If any event occurs in respect of which indemnification may be sought from the Company, the relevant Indemnified Person shall only be indemnified if it notifies the Company in writing within a reasonable time after the relevant Indemnified Person becomes aware of such event, consults with the Company fully and promptly with respect to the conduct of the relevant claim, action or proceeding, conducts such claim action or proceeding properly and diligently (to the extent permitted by law and without being under any obligation to disclose any information which it is not lawfully permitted to disclose) and, in relation to any monetary or other claim in respect of which the Company will have an obligation to indemnify the relevant Indemnified Person, does not settle any such claim, action or proceeding without the Company’s prior written consent (such consent not to be unreasonably withheld or delayed (and deemed to be granted if not withheld in writing within five Business Days of demand)).

(d)                                 Without prejudice to paragraph (c) above, the Company shall be entitled, with the consent of the relevant Indemnified Party (not to be unreasonably withheld or delayed), to assume the conduct of any action, claim, investigation or proceeding in respect of which indemnification may be sought from the Company.

(e)                                  Any Indemnified Person that is not a Party to this Agreement may rely on this Clause 19.3 subject to Clause 1.6 (Third party rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999.

19.4                           Indemnity to the Agent

The Company or Bidco shall within ten Business Days of demand indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                  investigating any event which it reasonably believes is a Default;

(b)                                 entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 33.9 (Change of currency); or

(c)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

20.                               MITIGATION BY THE LENDERS

20.1                           Mitigation

(a)                                  Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10.1 (Illegality) (or, in respect of the Issuing Bank, Clause 10.2 (Illegality in relation to Issuing Bank)), Clause 17 (Tax Gross Up and Indemnities) or Clause 18 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

20.2                           Limitation of liability

(a)                                  The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 20.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 20.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

21.                               COSTS AND EXPENSES

21.1                           Transaction expenses

The Company or Bidco shall within ten Business Days of demand pay the Agent, the Arrangers and the Issuing Bank the amount of all costs and expenses (including legal fees subject to any agreement on legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                  this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

21.2                           Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 33.9 (Change of currency), the Company or Bidco shall, within ten Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

21.3                           Enforcement and preservation costs

The Company or Bidco shall, within ten Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of or the preservation of any rights under any Finance Document.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

22.                               GUARANTEE AND INDEMNITY

22.1                           Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                  guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

22.2                           Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

22.3                           Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)                                  the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)                                 each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

22.4                           Waiver of defences

The obligations of each Guarantor under this Clause 22 will not be affected by an act, omission, matter or thing which, but for this Clause 22, would reduce, release or prejudice any of its obligations under this Clause 22 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                  any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                  any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                 any insolvency or similar proceedings.

22.5                           Guarantor Intent

Without prejudice to the generality of Clause 22.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

22.6                           Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 22.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

22.7                           Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                  refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 22.

22.8                           Deferral of Guarantors’ rights

Without prejudice to the obligations of the Company under the Parent Contribution Agreement, until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents (other than pursuant to the Parent Contribution Agreement):

(a)                                  to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights (other than pursuant to the Parent Contribution Agreement) it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment Mechanics) of this Agreement.

22.9                           Release of Guarantors’ right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                  that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                 each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

22.10                    Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

22.11                    Guarantee limitations

The obligations of any Additional Guarantor under this Clause 22 are subject to any limitations set out in the Accession Letter pursuant to which that Additional Guarantor becomes a party to this Agreement.

23.                               REPRESENTATIONS

23.1                           General

Each Obligor makes the representations and warranties set out in this Clause 23 to each Finance Party on the date of this Agreement.

23.2                           Status

(a)                                  It is a corporation, partnership (whether or not having separate legal personality) or other corporate body duly incorporated or organised and validly existing under the law of its jurisdiction of incorporation or organisation or, in respect of Bidco, if and when domesticated pursuant to Section 388 of the General Corporation Law of the State of Delaware, United States, the State of Delaware as the jurisdiction deemed to have been its jurisdiction of incorporation following such domestication.

(b)                                 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted in all material respects.

23.3                           Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document and each Bridge Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

23.4                           Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the Bridge Finance Documents to which it is a party do not and will not conflict with:

(a)                                  any law or regulation applicable to it;

(b)                                 the constitutional documents of any Obligor or Material Subsidiary; or

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c)                                  any agreement or instrument binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent which would reasonably be expected to have a Material Adverse Effect.

23.5                           Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the Bridge Finance Documents to which it is a party and the transactions contemplated by those Finance Documents and Bridge Finance Documents.

23.6                           Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                  to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents and the Bridge Finance Documents to which it is a party; and

(b)                                 to make the Finance Documents and the Bridge Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

23.7                           Governing law and enforcement

(a)                                  Subject to the Legal Reservations, the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation or organisation.

(b)                                 Subject to the Legal Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation or organisation.

23.8                           No default

(a)                                  Save as otherwise notified to the Agent, no Default is continuing or would reasonably be expected to result from the making of any Utilisation.

(b)                                 No other event or circumstance is outstanding which constitutes a default under (i) any other agreement or instrument which is binding on it or any of its Subsidiaries or (ii) to which its (or any of its Subsidiaries’) assets are subject which, in either case, would reasonably be expected to have a Material Adverse Effect.

23.9                           No misleading information

(a)                                  Any written factual information (which for this purpose excludes any projections or forward looking statements) regarding the Company or its Subsidiaries (as at the date of this Agreement) provided to the Arrangers by or on behalf of the Company or any other member of the Group in connection with the Facilities (including for the purposes of preparing the Information Memorandum) (the Information) is

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

true and accurate in all material respects as at the date it is provided or as at the date (if any) at which it is stated and when taken as a whole.

(b)                                 Nothing has occurred or been omitted and no information has been given or withheld that results in the Information, taken as a whole, being untrue or misleading in any material respect.

(c)                                  Any projections contained in the Information have been prepared in good faith on the basis of recent historical information and on the basis of assumptions believed by the preparer to be reasonable as at the time such assumptions were made, it being understood that projections are as to future events and are not to be viewed as facts.

23.10                    Financial statements

(a)                                  The Company’s Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)                                 The Company’s Original Financial Statements fairly represent its consolidated financial condition and operations during the relevant financial year.

23.11                    Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally in any relevant jurisdiction.

23.12                    No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which would reasonably be expected to have a Material Adverse Effect, have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

23.13                    ERISA and Multiemployer Plans

(a)                                  With respect to any Plan, no ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur that has resulted in or would reasonably be expected to have a Material Adverse Effect.

(b)                                 To the best of the knowledge and belief of the relevant Obligors, (i) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the IRS by any Obligor or ERISA Affiliate with respect to any Plan and furnished to the Agent is not incomplete or inaccurate in any respects which would reasonably be expected to have a Material Adverse Effect and does not unfairly presents the funding status of such Plan to extent which would reasonably be expected to have a Material Adverse Effect, and (ii) since the date of such Schedule B, there has been no change in such funding status which would reasonably be expected to have a Material Adverse Effect.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c)                                  Neither any U.S. Obligor nor any ERISA Affiliate has incurred or, so far as the relevant Obligors are aware, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which has or would reasonably be expected to have a Material Adverse Effect.

(d)                                 Neither any Obligor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganisation or has been terminated, within the meaning of Title IV of ERISA, and, so far as the relevant Obligors are aware, no such Multiemployer Plan is reasonably expected to be in reorganisation or to be terminated, within the meaning of Title IV of ERISA, in each case and to the extent that such reorganisation or termination would reasonably be expected to have a Material Adverse Effect.

(e)                                  The Obligors and their ERISA Affiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan and Multiemployer Plan, except for failures to so comply which would not reasonably be expected to have a Material Adverse Effect.  No condition exists or event or transaction has occurred with respect to any Plan or Multiemployer Plan which would reasonably be expected to result in the incurrence by any Obligor or any ERISA Affiliate of any liability, fine or penalty which would reasonably be expected to have a Material Adverse Effect.

(f)                                    No assets of an Obligor constitute the assets of any Plan within the meaning of the U.S. Department of Labor Regulation § 2510.3-101 to an extent which would reasonably be expected to have a Material Adverse Effect.

23.14                    Investment Companies

Neither the Company nor any Borrower is registered, or is required to be registered, as an “investment company” under the U.S. Investment Company Act of 1940, as amended.

23.15                    Federal Regulations

The use of the proceeds of each Utilisation in accordance with the terms of this Agreement (including under Clause 5.5 (Lending Office)) does not violate Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System of the United States.

23.16                    Tender Offer and Merger Agreement

(a)                                  If the Acquisition is made pursuant to a Statutory Merger, or if a Merger Agreement has otherwise been entered into on or before the Funding Date, the documents delivered pursuant to paragraph 9 of Schedule 2 (Conditions Precedent) together with the documents referred to in paragraph (b) below, if applicable contain all the material terms of the Acquisition.

(b)                                 If the Acquisition is made pursuant to a Tender Offer, the documents delivered pursuant to paragraph 10 of Schedule 2 (Conditions Precedent) contain all the material terms of the Acquisition.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

23.17                    Times when representations made

(a)                                  All the representations and warranties in this Clause 23 are made by each Original Obligor on the date of this Agreement.

(b)                                 The representations and warranties in Clause 23.9 (No misleading information) shall be made by each Obligor on each Syndication Date (subject to any disclosure, by the Company at that time) provided that the Agent provides at least ten Business Days notice to the Company of that Syndication Date.

(c)                                  The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period.

(d)                                 The Repeating Representations are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(e)                                  Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

24.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1                           Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                  as soon as the same become available, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(b)                                 if requested by the Agent on behalf of a Finance Party in respect of a financial year of Bidco and any Obligor, as soon as the same become available, but in any event not later than 270 days after the end of that financial year, the audited annual financial statements of Bidco and that Obligor, provided it prepares audited annual financial statements; and

(c)                                  as soon as the same become available, but in any event not later than 30 September in each financial year, its unaudited consolidated financial statements for the six Month period ending 30 June in that financial year.

24.2                           Compliance Certificate

(a)                                  The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (c) of Clause 24.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail):

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(i)                                     computations as to compliance with Clause 25 (Financial Covenants) as at the date as at which those financial statements were drawn up;

(ii)                                  any Financial Indebtedness of the Group (other than the Facilities) prepaid in accordance with Clause 11.6 (Application of prepayments); and

(iii)                               of any Debt Raising Proceeds, Equity Raising Proceeds or Disposal Proceeds received by a member of the Group.

(b)                                 Each Compliance Certificate shall be signed by the chief financial officer of the Company or two authorised signatories of the Company.

24.3                           Requirements as to financial statements

(a)                                  Each set of financial statements delivered by the Company pursuant to Clause 24.1 (Financial statements) shall be certified by a director or the chief financial officer or two authorised signatories of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up (unless, in the case of financial statements delivered by the Company pursuant to Clause 24.1 (b) (Financial statements), expressly disclosed to the Agent in writing to the contrary).

(b)                                 The Company shall procure that each set of financial statements delivered pursuant to Clause 24.1(a) and (c) (Financial statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Company unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)                                     a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Company’s Original Financial Statements were prepared; and

(ii)                                  sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 25 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Company’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

24.4                           Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(a)                                  all documents dispatched by the Company to its shareholders generally (or any class of them generally) or its creditors generally at the same time as they are dispatched;

(b)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)                                  promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request subject to any limits arising from confidentiality obligations owed by the Company or its Subsidiaries and excluding competition filings;

(d)                                 promptly, such further information about the Acquisition (or its conduct or status) as the Agent may reasonably request subject to any limits arising from confidentiality obligations owed by the Company or its Subsidiaries and excluding competition filings;

(e)                                  within 60 days after the Closing Date and annually thereafter, an updated list of Material Subsidiaries; and

(f)                                    promptly and in any event within ten Business Days of any such downgrade, details of any downgrade to the Credit Rating of the Company as assessed by S&P or Moody’s.

24.5                           Notification of default

(a)                                  Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                 Promptly upon a reasonable request by the Agent, the Company shall supply to the Agent a certificate signed by an authorised signatory of the Company on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

24.6                           Use of websites

(a)                                  The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the Designated Website) if:

(i)                                     the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                  both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(iii)                               the information is in a format previously agreed between the Company and the Agent.

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)                                  The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change;

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall comply with any such request within ten Business Days.

24.7                           “Know your customer” checks

(a)                                  If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                  any change in the status of an Obligor after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)                                  The Company shall, by not less than ten Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 29 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

25.                               FINANCIAL COVENANTS

25.1                           Financial definitions

In this Agreement:

EBIT means in respect of the Group on a consolidated basis and in relation to any period, profit from operations as reported for that period, measured by reference to the consolidated financial statements to be delivered by the Company pursuant to Clause 24.1 (Financial statements) in respect of such period or prior to the date on which any such financial statements are delivered to the Agent, the Original Financial Statements of the Company:

(a)                                  plus (without double counting) dividends or other profit distributions (net of withholding tax) received in cash by any member of the Group during such period from any person in respect of

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

which a member of the Group is a shareholder (or has an ownership interest) but which is not consolidated within the financial statements of the Group;

(b)                                 minus extraordinary or non-recurring items and/or non-operational income and gains; and

(c)                                  plus extraordinary or non-recurring items and/or non-operational expenses and losses.

EBITDA means in respect of the Group on a consolidated basis and in relation to any period, EBIT for that period:

(a)                                  plus depreciation and impairment of tangible assets;

(b)                                 plus amortisation and impairment of intangible assets;

(c)                                  plus impairment of goodwill;

(d)                                 minus (to the extent otherwise included) any gain over book value arising in favour of a member of the Group on the disposal of any non-financial asset (other than any disposal made in the ordinary course of business) during that period and any gain arising on any revaluation of any non-financial asset during that period; and

(e)                                  plus (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any non-financial asset (other than any disposal made in the ordinary course of business) during that period and any loss arising on any revaluation of any non-financial asset during that period, as further adjusted, for the purpose of the financial covenant in paragraph (b) (Leverage) of Clause 25.2 (Financial condition), to:

(i)                                     include the operating profit before interest and tax, depreciation, amortisation and impairment charges of a member of the Group for the Relevant Period (or attributable to a business or assets acquired during the Relevant Period) prior to its becoming a member of the Group or (as the case may be) prior to the acquisition of the business or assets; and

(ii)                                  exclude the operating profit before interest, tax, depreciation, amortisation and impairment charges attributable to any member of the Group (or to any business or assets) disposed of during the Relevant Period.

Financial Year means the each period of 12 months ending on 31 December.

Interest Cover Ratio means the ratio of EBITDA to Net Interest Expense in respect of any Relevant Period.

Leverage Ratio means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Net Interest Expense means, in respect of the Group on a consolidated basis and in relation to any period, interest expense (as reported) minus interest income (as reported).

Relevant Period means each period of twelve months ending on each Test Date.

Test Date means each of the dates specified in the table set out in Clause 25.2 (Financial condition).

Total Net Debt means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Financial Indebtedness at that time but:

(a)                                  excluding any such obligations owed under or in respect of Equity; and

(b)                                 deducting the aggregate amount of cash (including the amount of any Judicial Deposit) and Cash Equivalent Investments held by any member of the Group at that time,

and so that no amount shall be included or excluded more than once.

25.2                           Financial condition

The Company shall ensure that:

(a)                                  Interest Cover: the Interest Cover Ratio for the Relevant Period ending on each of the Test Dates set out in the table below will not be less than the ratio set out the relevant column in the table below opposite that Test Date; and

(b)                                 Leverage: the Leverage Ratio for the Relevant Period ending on each of the dates set out in the table below will not exceed the ratio set out in the relevant column in the table below opposite that Test Date, provided that, in the case of the testing of the Leverage Ratio only, if the Closing Date occurs after 31st December, 2008, the first Test Date shall be 31st December, 2009.

Relevant Period ending on	Interest Cover Ratio	Leverage Ratio
[****]	2.5:1	5.2:1
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	3.0:1	3.5:1

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

25.3                           Financial testing

(a)                                  Subject to paragraph (b) below, the financial covenants set out in Clause 25.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements and/or each Compliance Certificate most recently delivered pursuant to Clause 24.2 (Compliance Certificate).

(b)                                 For the purpose of the financial covenant in paragraph (b) (Leverage) of Clause 25.2 (Financial condition) for each of the Relevant Periods ending on a date which is less than twelve months after the Closing Date, EBITDA shall be calculated for the 12 month period ending on such date on a pro forma basis as if the Acquisition had been completed at the beginning of such Relevant Period.

26.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 26 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.  Any undertaking to procure compliance by another member of the Group shall, in relation to Madrid (to the extent it is a Subsidiary of the Company), be limited to an obligation to exercise such voting rights as an Obligor may have with a view to ensure compliance.

26.1                           Authorisations

Each Obligor shall promptly:

(a)                                  obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to:

(i)                                    enable it to perform its obligations under the Finance Documents and the Bridge Finance Documents; and

(ii)                                 ensure the legality, validity, enforceability or admissibility in evidence its jurisdiction of incorporation of any Finance Document and any Bridge Finance Document.

26.2                           Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would reasonably be expected to have a Material Adverse Effect.

26.3                           Environmental compliance

Each Obligor will (and will ensure that each of its Subsidiaries will):

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(a)                                  comply with all Environmental Laws; and

(b)                                 obtain, maintain and ensure compliance with all requisite Environmental Permits,

in each case where failure to do so would have a Material Adverse Effect.

26.4                           Taxation

Each Obligor will (and will ensure that each of its Subsidiaries will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed (including any grace periods) if failure to pay those Taxes would reasonably be expected to have a Material Adverse Effect.

26.5                        Merger

No Obligor shall (and the Company shall procure that no Material Subsidiary will) enter into any amalgamation, demerger, merger or corporate reconstruction other than:

(a)                                  a Merger;

(b)                                 a merger of Bidco and Target, provided that Bidco is the surviving company of such merger or the Agent is satisfied that Target has assumed the obligations of Bidco under the Finance Documents;

(c)                                  a Post Closing Restructuring;

(d)                                 any amalgamation, demerger, merger or corporate reconstruction involving any Obligor or Material Subsidiary (other than the Company) and any other member of the Group (other than where it involves a Guarantor and a member of the Target Group and that Guarantor would not be the surviving company); or

(e)                                  any other amalgamation, demerger, merger or corporate reconstruction involving any Obligor or Material Subsidiary (other than the Company) so long as the relevant Obligor or Material Subsidiary is the surviving company, provided that in the case of paragraphs (d) and (e) above, (i) such amalgamation, demerger, merger or corporate reconstruction shall not affect the validity, legality or enforceability of the Finance Documents and (ii) the Obligors and, if relevant, any other company involved in such amalgamation, demerger, merger or corporate reconstruction shall execute such documents as may be necessary in order to preserve and protect the validity, legality or enforceability of the Finance Documents (and, for the avoidance of doubt, any contribution in kind transaction or similar transaction pursuant to which the Company, any other Obligor or any Material Subsidiary would acquire assets or shares in exchange for new shares to be issued by the Company or the Obligor or any Material Subsidiary respectively is not to be considered as an amalgamation, demerger, merger or corporate reconstruction for the purpose of this Clause 26.5 unless the issue of shares by the Obligor or any Material Subsidiary would result in it becoming a Subsidiary of the Target or an Excluded Subsidiary).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

26.6                           Change of business

The Company shall procure that neither Company nor the Group taken as a whole carries on any business which results in any material change to the nature of the core business of the Group from the Core Business.

26.7                           Acquisitions

(a)                                  Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                                     acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)                                  incorporate a company.

(b)                                 Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition.

26.8                           Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except those creditors whose claims are mandatorily preferred by law applying to companies generally.

26.9                           Negative pledge

(a)                                  No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                 No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c)           Paragraphs (a) and (b) above do not apply to Permitted Security.

(d)                                 Notwithstanding paragraph (c) above, no Obligor shall (and the Company shall ensure that no other member of the Group will) at any time create or permit to subsist any Security over or undertake any of the actions set out in paragraph (b) above in respect of any of the shares in Barcelona owned by a member of the Group.

26.10                    [****]

26.11                    Arm’s length basis

No Obligor shall (and the Company shall ensure no member of the Group (other than Barcelona until such time as Barcelona becomes a wholly-owned Subsidiary of the Company) will) enter into:

(a)                                  any transaction with any Affiliate which is not a member of the Group; or

(b)                                 any written contract with any other person which is not a member of the Group,

except, in each case, on arm’s length terms.

26.12                    Loans or credit to Excluded Subsidiaries

(a)                                  Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no member of the Group (other than any Excluded Subsidiary) will) be a creditor in respect of any Financial Indebtedness owing by, or give any guarantee or financial accommodation to, or for the benefit of, an Excluded Subsidiary (including without limitation in respect of any Financial Indebtedness of an Excluded Subsidiary).

(b)           Paragraph (a) above does not apply to Permitted Excluded Subsidiary Credit Support.

26.13                    Subsidiary Financial Indebtedness

Each Obligor shall procure that Subsidiary Financial Indebtedness, when aggregated with the aggregate amount secured by the Security referred to in paragraph (o) of the definition of Permitted Security (other than such Security securing Subsidiary Financial Indebtedness) shall at no time exceed [****] (or its equivalent in any other currency).

26.14                    Insurance

(a)                                  Each Obligor shall (and the Company shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)                                 All insurances must be with reputable independent insurance companies or underwriters.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

26.15                    Intellectual Property

Each Obligor shall (and the Company shall procure that each member of the Group will):

(a)                                  preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant member of the Group;

(b)                                 use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)                                  make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)                                 not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)                                  not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (a), (b) and (c) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, would reasonably be expected to have a Material Adverse Effect.

26.16                    Amendments to terms of the Acquisition

No Obligor shall (and the Company shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Merger Agreement or Tender Offer which:

(a)                                  would permit:

(i)                                     the initial acceptance of tendered shares (if the Acquisition is being made pursuant to a Tender Offer); or

(ii)                                  the consummation of a Merger (if the Acquisition is being made without a Tender Offer),

in either case, without satisfaction of customary conditions (as agreed between the Company and the Arrangers prior to the date of this Agreement); or

(b)                                 in relation any other terms (other than the price of the offer in respect of the Target Shares), would, in the reasonable opinion of the Majority Lenders, have a materially adverse impact on the interests of the Lenders.

The Company shall supply the Agent promptly with any amendment made to any Merger Agreement or any term of the Tender Offer.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

26.17                    Increase in Offer Price

No Obligor shall (and the Company shall procure that no member of the Group will) make any increase in the price of any offer in respect of the Target Shares above the amount separately agreed with the Arrangers prior to the date of this Agreement unless such increase is funded wholly from Additional Acquisition Equity. The Finance Parties agree to the issuance of any Additional Acquisition Equity issued in compliance with this Agreement.

26.18                    Credit Rating

(a)                                  The Company will ensure that it maintains a Credit Rating with S&P and Moody’s.

(b)                                 On or before the Closing Date the Company will provide the Agent with evidence it has obtained a Credit Rating with S&P and Moody’s (as assessed pro forma for the Acquisition and taking into account the incurrence of related Financial Indebtedness) of at least BBB- or better from S&P and Baa3 or better from Moody’s.

(c)                                  If S&P or Moody’s ceases to carry on business as a rating agency or to supply a Credit Rating with respect to the Company, within 30 days after the date on which that event occurs, the Company shall appoint any other rating agency of international standing which is prepared to issue a Credit Rating with respect to the Company and which is acceptable to the Majority Lenders (acting reasonably) to issue a Credit Rating with respect to the Company.  If any other rating agency is appointed under this paragraph (c), the Parties agree to amend this Agreement to make appropriate amendments to the definition of “Margin”.

26.19                    Jurisdiction of Bidco

(a)                                  Substantially concurrently with the consummation of a Short Form Merger or as soon as reasonably practicable following any Merger, the Company shall use its reasonable endeavours to domesticate Bidco’s tax jurisdiction to the State of Delaware, United States, pursuant to section 368(a)(1)(F) of the US Internal Revenue Code 1986, as amended, provided that the Company shall ensure that Bidco shall not be domesticated in the United States unless it has satisfied the conditions referred to in paragraph (b) below.

(b)                                 The conditions referred to in paragraph (a) above are:

(i)                                     Bidco shall not change its jurisdiction of incorporation until after the Closing Date;

(ii)                                  the Company shall give the Agent not less than ten Business Days’ notice before the jurisdiction of incorporation of Bidco is changed; and

(iii)                               if required by the Agent, the delivery to the Agent of a legal opinion from U.S. counsel with respect to the domestication of Bidco.

In addition, the Company shall deliver to the Agent (as soon as reasonably practicable after those filings have been made) a copy of any filings required to be made to effect the domestication.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c)                                  If, following domestication of Bidco to the State of Delaware, United States, Bidco intends to migrate its statutory and effective seat (siège) to the State of Delaware, United States, the Company shall:

(i)                                     give the Agent not less than ten Business Days’ notice before the jurisdiction of incorporation of Bidco is migrated; and

(ii)                                  deliver to the Agent as soon as they have become available each of the following documents and evidence:

(A)                              a certified copy of the notarial deeds of change of the corporate seat and nationality of Bidco (in form and substance acceptable to the Agent) (the Deed);

(B)                                a copy of the certificate of removal from the Luxembourg trade and companies register;

(C)                                evidence that the Deed has been published in the Luxembourg Official Gazette (Mémorial C);

(D)                               a certified copy of the quitus given by the tax administration that all taxes were duly paid;

(E)                                 a certificate from the Luxembourg tax authorities certifying that further to its transfer of seat, Bidco is no longer be treated as tax resident in Luxembourg for Luxembourg tax purposes;

(F)                                 a copy of any filings required to be made to effect the migration and all other documentation evidencing Bidco as a Delaware entity; and

(G)                                a legal opinion from U.S. counsel to the Company with respect to the capacity of Bidco (as a Delaware entity) to be a party to the Finance Documents and as to the legal, valid and binding nature of the Finance Documents.

26.20                    Guarantors

(a)                                  The Company shall procure that, as soon as reasonably practicable and in any event not later than the date falling 60 days after the Funding Date and subject to the Guarantee Principles, each of the following companies shall accede to this Agreement as an Additional Guarantor in accordance with Clause 29.4 (Additional Guarantors):

(i)                                     InBev Belgium SA/NV;

(ii)                                  BrandBrew SA;

(iii)                               Cobrew NV/SA;

(iv)                              InBev Nederland N.V.;

(v)                                 InBev France SAS;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(vi)                              Interbrew International B.V.;

(vii)                           Interbrew Central European Holding B.V.;

(viii)                        Sun Interbrew Ltd;

(ix)                                Nimbuspath;

(x)                                   AmBrew SA; and

(xi)                                Pivovary Staropramen a.s.

(b)                                 The Company shall procure that, as soon as reasonably practicable and in any event not later than the date falling 60 days after the Closing Date and subject to the Guarantee Principles, the Target shall accede to this Agreement as an Additional Guarantor in accordance with Clause 29.4 (Additional Guarantors).

(c)                                  The Company shall procure that, as soon as reasonably practicable and in any event not later than the date falling 20 days after the date on which each set of its annual financial statements are delivered to the Agent pursuant to Clause 24.1(a) (Financial statements) and subject to the Guarantee Principles and to the extent it is not already a Party, each Material Subsidiary shall accede to this Agreement as an Additional Guarantor in accordance with Clause 29.4 (Additional Guarantors), provided that InBev Germany Holding GmbH shall not be required to become an Additional Guarantor.

27.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 27 is an Event of Default (save for Clause 27.15 (Acceleration) and Clause 27.16 (Clean-Up Period)).

27.1                           Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                  its failure to pay is caused by:

(i)                                     administrative or technical error; or

(ii)                                  a Disruption Event; and

(b)                                 payment is made within five Business Days of its due date.

27.2                           Financial covenants

Any requirement of Clause 25 (Financial Covenants) is not satisfied.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

27.3                           Other obligations

(a)                                  An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.1 (Non-payment) and Clause 27.2 (Financial covenants)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within:

(i)                                    (in relation to Clause 24 (Information undertakings) and Clause 26 (General Undertakings)) 15 Business Days; or

(ii)                                 (in relation to any of the other obligations expressed to be assumed by it in any of the Finance Documents (other than referred to in Clauses 27.1 (Non-payment) or Clause 27.2 (Financial covenants) 30 Business Days, of the Agent giving notice to the Company or relevant Obligor or the Company or an Obligor becoming (or should have become when exercising normal diligence) aware of the failure to comply.

27.4                           Misrepresentation

(a)                                  Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Agent giving notice to the Company or relevant Obligor or the Company or an Obligor becoming (or should have become when exercising normal diligence) aware of the failure to comply.

27.5                        Cross default

(a)                                  Any Financial Indebtedness or any indebtedness under a Derivative Contract of any member of the Group is not paid when due or within any originally applicable grace period.

(b)                                 Any Financial Indebtedness or any indebtedness under a Derivative Contract of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (howsoever described).

(c)           No Event of Default will occur under this Clause 27.5 (Cross default) if:

(i)                                     the aggregate amount of Financial Indebtedness, of any indebtedness (marked to market) under a Derivative Contract and of any commitment for Financial Indebtedness falling within paragraphs (a) and (b) above is less than €75,000,000 (or its equivalent in any other currency or currencies);

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  in the case of paragraph (a) above, the question as to whether the relevant amount is due is being contested in good faith by the relevant member of the Group; or

(iii)                               in the case of paragraph (b) above, the relevant member of the Group and the Company (A) keep the Agent promptly informed of any communication made or received by the relevant member of the Group or the Company in relation thereto and deliver to the Agent without delay a copy of any such communication, and (B) have confirmed to the Agent and the Agent is satisfied that the relevant creditor(s) has (have) taken no action whatsoever with a view to declaring or considering whether to declare the relevant Financial Indebtedness due and payable (including, but without limitation, holding or calling meetings in relation thereto).

(d)                                 In respect of any member of the Group acquired by the Company after the date of this Agreement, no Event of Default will occur under this Clause 27.5 in relation to that member of the Group for a period of 45 days after the date of that acquisition.

27.6                           Insolvency

Any Obligor or any other Material Subsidiary is unable to pay its debts as they fall due, suspends making payments on all or substantially all of its debts by reason of actual or anticipated financial difficulties commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of all or a material part of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

27.7                           Insolvency proceedings

Any Obligor or any other Material Subsidiary takes any corporate action or other steps are taken or legal proceedings are started for its winding—up, dissolution, administration, bankruptcy, moratorium or re—organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise) (other than a solvent liquidation of any dormant company or a solvent liquidation of any other Material Subsidiary which is not an Obligor) or for the appointment of a liquidator, curator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets unless any such action, proceeding, procedure or step brought by a third party is stayed or discharged within 20 Business Days.

27.8                           Creditors’ process

Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets (other than a Judicial Deposit) of any Obligor or any other Material Subsidiary or any event occurs which under the laws of any jurisdiction has a similar or analogous effect provided that where such execution, distress or taking of possession relates to any property, undertaking or assets, it shall not be an Event of Default under this Clause 27.8 if the relevant execution, distress or taking of possession (other than a Dutch or Belgian executory attachment (executorial beslag)) is released or discharged within ten Business Days or the value of such property, undertaking or assets (when aggregated with the value of any other such property, undertaking or assets of the Group which are then subject to any such execution, distress or taking of possession) does not exceed €50,000,000 or the equivalent thereof in other currencies.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

27.9                           Analogous Event

Any event occurs which under the laws of any jurisdiction has a similar or analogous effect to any of those events mentioned in Clause 27.6 (Insolvency), Clause 27.7 (Insolvency proceedings) or Clause 27.8 (Creditors’ process).

27.10                    Unlawfulness and invalidity

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

27.11                    Ownership of the Obligors

Any Obligor (other than the Company) ceases to be a Subsidiary of the Company other than pursuant to a resignation of a Guarantor in accordance with Clause 29.5 (Resignation of a Guarantor).

27.12                    Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document, a Bridge Finance Document or the Underwriting Agreement or evidences an intention to rescind or repudiate a Finance Document, a Bridge Finance Document or the Underwriting Agreement.

27.13                    Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Acquisition Documents or the Finance Documents or the transactions contemplated in the Acquisition Documents or the Finance Documents or against any member of the Group or its assets which would reasonably be expected to have a Material Adverse Effect.

27.14                    ERISA

(a)                                  Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Obligors and the ERISA Affiliates related to such ERISA Event) is an amount that has or would reasonably be expected to have a Material Adverse Effect.

(b)                                 Any Obligor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Obligors and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), has or would reasonably be expected to have a Material Adverse Effect or requires payments in an amount that has or would reasonably be expected to have a Material Adverse Effect.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c)                                  Any Obligor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganisation or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganisation or termination the aggregate annual contributions of the Obligors and the ERISA Affiliates to all Multiemployer Plans that are then in reorganisation or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganisation or termination occurs by an amount that has or would reasonably be expected to have a Material Adverse Effect.

27.15                    Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)                                  cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                                 declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(d)                                 declare that cash cover in respect of each Letter of Credit is immediately due and payable at which time it shall become immediately due and payable;

(e)                                  declare that cash cover in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(f)                                    following the taking of any action referred to in paragraphs (a) or (b) above, by notice to any Dutch Obligor, require that Dutch Obligor to give a guarantee or Security in favour of the Finance Parties and/or the Agent and that Dutch Obligor must comply with that request.

If an Event of Default under Clause 27.6 (Insolvency) or Clause 27.7 (Insolvency proceedings) shall occur in respect of any Obligor incorporated in the United States, then without notice to such Obligor or any other act by the Agent or any other person, the Loans to such Obligor, interest thereon and all other amounts owed by such Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

27.16                    Clean-Up Period

Notwithstanding any other provision of any Finance Document:

(a)                                  any breach of a representation or an undertaking in any Finance Document; or

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b)                                 any Event of Default,

will be deemed not to be a breach of representation or warranty, a breach of undertaking or an Event of Default (as the case may be) if:

(i)                                     it would have been (if it were not for this provision) a breach of representation or warranty, a breach of undertaking or an Event of Default only by reason of circumstances relating exclusively to any member of the Target Group (or any obligation to procure or ensure in relation to a member of the Target Group);

(ii)                                  it is capable of remedy and reasonable steps are being taken to remedy it;

(iii)                               the circumstances giving rise to it have not been procured by or approved by any member of the Group (other than a member of the Target Group before it became a Subsidiary of the Company), and such circumstances were in existence on the Funding Date; and

(iv)                              it does not have, and would not reasonably be expected to have, a Material Adverse Effect.

If the relevant circumstances are continuing on or after the Clean-up Date, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

27.17                    Non-Material Obligors

Notwithstanding anything to the contrary in any of the Finance Documents, if any event or circumstance occurs in relation to any Non-Material Obligor or any Finance Documents executed by a Non-Material Obligor which would in respect of any provision which by its terms refers to an Obligor (in its capacity as Obligor) (a) be a breach of contract or misrepresentation, (b) be a Default or (c) entitle the Lenders to terminate or reduce the Commitments or require prepayment of all or part of the Loans (each a Relevant Event), no Relevant Event shall be deemed to have occurred or be continuing as a result of the occurrence of such event or circumstance solely in relation to a Non-Material Obligor unless:

(a)                                  one or more such events or circumstances has occurred and is continuing which affects one or more Non-Material Obligors which, if they were a single entity on the last day of the most recent Test Date in respect of which financial statements are available, would have constituted a Material Subsidiary; or

(b)                                 such event or circumstance would reasonably be expected to have a Material Adverse Effect.

28.                               CHANGES TO THE LENDERS

28.1                           Assignments and transfers by the Lenders

Subject to this Clause 28, a Lender (the Existing Lender) may:

(a)                                  assign any of its rights; or

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b)                                 transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

28.2                           Conditions of assignment or transfer

(a)                                  An Existing Lender must consult with the Company for not less than five days before it may make an assignment or transfer in accordance with Clause 28.1 (Assignments and transfers by the Lenders) unless the assignment or transfer is:

(i)                                     to another Lender or an Affiliate of a Lender;

(ii)                                  if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iii)                               made at a time when an Event of Default is continuing.

(b)                                 The consent of:

(i)                                     the Issuing Bank; and

(ii)                                  after the Syndication Date, the Company (such consent not to be unreasonably withheld and deemed to be given five days after such consent is requested by an Existing Lender unless expressly refused), is required for any assignment or transfer by an Existing Lender of its rights and/or obligations under the Revolving Facility, unless (in the case of any consent which would otherwise be required to be obtained from the Company) the assignment or transfer is:

(A)                              to another Lender or an Affiliate of a Lender;

(B)                                if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(C)                                made at a time when an Event of Default is continuing.

(c)                                  A New Lender may only become a party to this Agreement if it complies (to the extent applicable) with the provisions of Clause 5.5(a) (Lending Office).

(d)                                 Any partial assignment or transfer must be in an amount of at least US$10,000,000.

(e)                                  An assignment will only be effective on:

(i)                                     receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the Obligors as it would have been under if it was an Original Lender;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  the New Lender entering into the documentation required for it to accede as a party to the Subordination Agreement; and

(iii)                               the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(f)                                    A transfer will only be effective if the procedure set out in Clause 28.5 (Procedure for transfer) is complied with.

(g)                                 If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 17 (Tax Gross Up and Indemnities) or Clause 18 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

28.3                           Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer (a) to an Affiliate of a Lender, (b) to a Related Fund, (c) made in connection with primary syndication of the Facilities or (d) in accordance with Clause 5.5(b) (Lending Office), the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$2,500.

28.4                           Limitation of responsibility of Existing Lenders

(a)                                  Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of any Obligor;

(iii)                               the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

28.5                           Procedure for transfer

(a)                                  Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender.

(c)                                  On the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the Agent, the Arrangers, the New Lender, the other Lenders and the Issuing Bank shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Issuing Bank and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                              the New Lender shall become a Party as a “Lender” and shall accede to the Subordination Agreement as a “Senior Lender”, with rights and obligations under the Subordination Agreement which differ from the rights and obligations owed and enjoyed by the Existing Lender under the Subordination Agreement only insofar as they are owed and enjoyed by the New Lender in place of the Existing Lender.

28.6                           Copy of Transfer Certificate to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company and Bidco a copy of that Transfer Certificate for, but not limited thereto, the purpose of notifying the transfer to the Company and Bidco.

28.7                           Disclosure of information

(a)                                  Any Lender may disclose any information about any Obligor, the Group or the Finance Documents as that Lender shall consider appropriate to:

(i)                                     any of its Affiliates and any other person:

(A)                              to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

(B)                                with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to the Finance Documents or any Obligor; or

(C)                                to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

(ii)                                  a rating agency or its professional advisers, or (with the consent of the Company) any other person; or

(iii)                               any person for the purpose of obtaining credit risk insurance with respect to any Obligor, the Group or the Finance Documents,

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

provided that, in relation to any disclosure under paragraphs (i)(A) and (B) above, the person to whom the information is to be given enters into a Confidentiality Undertaking.

(b)                                 Any Confidentiality Undertaking signed by a Lender pursuant to this Clause 28.7 shall supersede any prior confidentiality undertaking signed by such Lender for the benefit of any member of the Group.

28.8                           Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 28, each Lender may without consulting with or obtaining consent from any other Party, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender to a federal reserve, central or supranational bank, except that no such charge, assignment or other Security shall:

(a)                                  release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(b)                                 require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents, and provided further that under no circumstance shall such central or supranational bank be considered a Lender hereunder or be entitled to require the assigning or pledging Lender to take, or refrain from, action hereunder.

29.                               CHANGES TO THE OBLIGORS

29.1                           Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

29.2                           Additional Borrowers

(a)                                  Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.7 (“Know your customer” checks), the Company may request that any of its wholly-owned Subsidiaries becomes a Borrower.  That Subsidiary shall become a Borrower if:

(i)                                     if all the Lenders under the relevant Facility under which that Subsidiary will become a Borrower approve the addition of that Subsidiary;

(ii)                                  subject to the Guarantee Principles, that Subsidiary also becomes a Guarantor;

(iii)                               the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Letter;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(iv)                              the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)                                 the Agent has received all of the documents and other evidence listed in Part 3 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)                                 The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 3 of Schedule 2 (Conditions Precedent).

29.3                           Resignation of a Borrower

(a)                                  The Company may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)                                 The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                     no Default is continuing or would result from the acceptance of the Resignation Letter; and

(ii)                                  the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents.

(c)                                  Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

29.4                           Additional Guarantors

(a)                                  Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 24.7 (“Know your customer” checks), the Company may request that any of its wholly-owned Subsidiaries become a Guarantor.

(b)                                 A member of the Group shall become an Additional Guarantor if:

(i)                                     the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and

(ii)                                  the Agent has received all of the documents and other evidence listed in Part 3 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(c)                                  The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 3 of Schedule 2 (Conditions Precedent).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

29.5                           Resignation of a Guarantor

(a)                                  In this Clause 29.5 (Resignation of a Guarantor), Third Party Disposal means the disposal of an Obligor to a person which is not a member of the Group.

(b)                                 The Company may request that a Guarantor (other than the Company or the Target) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(c)                                  The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                     all the Lenders have consented to the resignation of that Guarantor unless that Guarantor is being disposed of by way of a Third Party Disposal in which case (subject to the following provisions of this Clause) no consent shall be required;

(ii)                                  no Default is continuing or would result from the acceptance of the Resignation Letter or, in the case of a disposal of a Guarantor, no Default exists on the date on which the obligation to dispose of such Guarantor is entered into; and

(iii)                               no payment is due from the Guarantor under Clause 22.1 (Guarantee and indemnity).

(d)                                 The Guarantor shall cease to be a Guarantor upon notification by the Agent to the Company of its acceptance of the resignation of a Guarantor or, where such resignation is made in connection with a Third Party Disposal and provided that the conditions in (i) to (iii) above are satisfied, on the date on which the relevant Third Party Disposal is consummated.

29.6                           Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

29.7                           Change of Borrower

Any Facility A Loan, Facility B Loan, Facility C Loan or Facility D Loan voluntarily prepaid by the Company or Bidco (the Existing Borrower) may be redrawn by Bidco or the Company (as applicable) (the New Borrower) on the date for prepayment selected by the Existing Borrower provided that:

(a)                                  the redrawing occurs on a date falling no later than 18 months after the Funding Date;

(b)                                 the Agent is notified not less than five Business Days prior to the change of such Borrower;

(c)                                  the Loan redrawn is under the same Facility in the same amount and currency as the Loan prepaid;

(d)                                 no Event of Default is continuing; and

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(e)                                  the prepayment and redrawing of such Loan takes place on the same day.

30.                               ROLE OF THE AGENT, THE ARRANGERS, THE ISSUING BANK AND OTHERS

30.1                           Appointment of the Agent

(a)                                  Each of the Arrangers, the Lenders and the Issuing Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each of the Arrangers, the Lenders and the Issuing Bank authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2                           Duties of the Agent

(a)                                  The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)                                 Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                                  If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)                                 If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(e)                                  The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

30.3                           Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

30.4                           No fiduciary duties

(a)                                  Nothing in this Agreement constitutes the Agent, the Arrangers and/or the Issuing Bank as a trustee or fiduciary of any other person.

(b)                                 None of the Agent, the Arrangers or the Issuing Bank shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

30.5                           Business with the Group

The Agent, the Arrangers and the Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

30.6                           Rights and discretions

(a)                                  The Agent and the Issuing Bank may rely on:

(i)                                     any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                  any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.1 (Non-payment));

(ii)                                  any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                               any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                  The Agent and the Issuing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                 The Agent and the Issuing Bank may act in relation to the Finance Documents through its personnel and agents.

(e)                                  The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                                    Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arrangers or the Issuing Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

30.7                           Majority Lenders’ instructions

(a)                                  Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                                  The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                 In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                  The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

30.8                           Responsibility for documentation

None of the Agent, the Arrangers or the Issuing Bank:

(a)                                  is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, the Issuing Bank, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

(b)                                 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

30.9                           Exclusion of liability

(a)                                  Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 33.10 (Disruption to Payment Systems etc.)), neither the Agent nor the Issuing Bank will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party (other than the Agent or the Issuing Bank) may take any proceedings against any officer, employee or agent of the Agent or the Issuing Bank (as applicable), in respect of any claim it might have against the Agent or the Issuing Bank (as applicable) or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Issuing Bank (as applicable) may rely on this Clause subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Act.

(c)                                  The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(d)                                 Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

30.10                    Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.10 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

30.11                    Resignation of the Agent

(a)                                  The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b)                                 Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)                                  If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within thirty days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom or Belgium).

(d)                                 The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)                                  The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                    Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 30.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                                 After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

30.12                    Resignation of the Issuing Bank

(a)                                  The Issuing Bank may resign and appoint a successor Issuing Bank with the prior consent of the Agent and the beneficiary of each Letter of Credit issued by the retiring Issuing Bank by giving notice to the Company and the Agent.

(b)                                 The resignation of the Issuing Bank and the appointment of any successor Issuing Bank will both become effective only when the successor Issuing Bank notifies all the Parties and the beneficiary of each Letter of Credit issued by the retiring Issuing Bank that it accepts its appointment. Upon giving the notification the successor Issuing Bank will succeed to the position of the Issuing Bank and the term Issuing Bank will mean the successor Issuing Bank.

(c)                                  The retiring Issuing Bank must, at its own cost:

(i)                                     make available to the successor Issuing Bank those documents and records and provide any assistance as the successor Issuing Bank may reasonably request for the purposes of performing its functions as the Issuing Bank under the Finance Documents; and

(ii)                                  enter into and deliver to the successor Issuing Bank those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Issuing Bank.

(d)                                 Upon its resignation becoming effective, this Clause will continue to benefit the retiring Issuing Bank in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Issuing Bank, and, subject to paragraph (c) above, it will have no further obligations under any Finance Document.

30.13                    Confidentiality

(a)                                  In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

30.14                    Relationship with the Lenders

(a)                                  The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formula).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

30.15                    Credit appraisal by the Lenders and Issuing Bank

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Arrangers and the Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                  the financial condition, status and nature of each member of the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

30.16                    Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

30.17                    Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                  interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32.                               SHARING AMONG THE FINANCE PARTIES

32.1                           Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)                                  the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)                                 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Partial payments).

32.2                           Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 33.5 (Partial payments).

32.3                           Recovering Finance Party’s rights

(a)                                  On a distribution by the Agent under Clause 32.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                                 If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

32.4                           Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                  each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 32.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)                                 that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

32.5                           Exceptions

(a)                                  This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)                                  the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33.                               PAYMENT MECHANICS

33.1                           Payments to the Agent

(a)                                  On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

33.2                           Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

33.3                           Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with [****]) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4                           Clawback

(a)                                  Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

33.5                           Partial payments

(a)                                  If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Issuing Bank under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                               thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement and any amount due but unpaid under Clause 7.1 (Immediately payable) and Clause 7.3 (Indemnities); and

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.6                           [****]

33.7                           Business Days

(a)                                  Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8                           Currency of account

(a)                                  Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)                                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

33.9                           Change of currency

(a)                                  Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.10                    Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)                                  the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)                                 the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 39 (Amendments and Waivers);

(e)                                  the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.10; and

(f)                                    the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34.                               [****]

35.                               NOTICES

35.1                           Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

35.2                           Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                  in the case of the Company:

Address:	InBev sa Brouwerijplein 1, B-3000 Leuven, Belgium
Fax number:	+32 (0)1 650 66 70
E-mail:	ricardo.rittes@inbev.com
Attention:	Ricardo Rittes, Vice President Global Financial Markets

(b)                                 in the case of each Lender, the Issuing Bank or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                  in the case of the Agent:

Address:	Warandeberg 3, B 1000 Brussels, Belgium
Fax number:	+32 (0)2 228 06 40
E-mail:	guido.vandenberghe@fortis.com
Attention:	Guido Van den Berghe / Jean Pierre Nerinckx

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days notice.

35.3                           Delivery

(a)                                  Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Agent.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(d)                                 Any communication or document made or delivered to the Company in accordance with this Clause 35.3 will be deemed to have been made or delivered to each of the Obligors.

35.4                           Notification of address and fax number

Promptly upon receipt of notification of an address, and fax number or change of address or fax number pursuant to Clause 35.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

35.5                           Electronic communication

(a)                                  Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, and the relevant Lender:

(i)                                     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

35.6                           English language

(a)                                  Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.                               CALCULATIONS AND CERTIFICATES

36.1                           Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

36.2                           Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3                           Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39.                               AMENDMENTS AND WAIVERS

39.1                           Required consents

(a)                                  Subject to Clause 39.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)                                 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 39.

(c)                                  Each Obligor agrees to any such amendment or waiver permitted by this Clause 39 which is agreed to by the Company.  This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

39.2                           Exceptions

(a)                                  An amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definitions of “Majority Lenders”, “Super Majority Lenders” or “Margin” in Clause 1.1 (Definitions);

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  an extension to the date of payment of any amount under the Finance Documents other than amounts being payable under Clause 11.3 (Debt Raising Proceeds), Clause 11.4 (Disposal Proceeds) or Clause 11.5 (Equity Raising Proceeds);

(iii)                               a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)                              an increase in or an extension of any Commitment or the Total Commitments;

(v)                                 a change to the Borrowers or Guarantors other than in accordance with Clause 29 (Changes to the Obligors);

(vi)                              any provision which expressly requires the consent of all the Lenders;

(vii)                           Clause 2.2 (Finance Parties’ rights and obligations), Clause 28 (Changes to the Lenders) or this Clause 39; or

(viii)                        any amendment to the order of priority or subordination under the Subordination Agreement,

shall not be made without the prior consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of the Agent, the Arrangers or the Issuing Bank may not be effected without the consent of the Agent, the Arrangers or the Issuing Bank.

39.3                           Replacement of Lender

(a)                                  If at any time:

(i)                                     any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below;

(ii)                                  an Obligor becomes obliged to repay any amount in accordance with Clause 10.1 (Illegality) or Clause 10.2 (Illegality in relation to Issuing Bank) or to pay additional amounts pursuant to Clause 18 (Increased Costs), Clause 17.2 (Tax gross-up) or Clause 17.3 (Tax indemnity) to any Lender in excess of amounts payable to the other Lenders generally; or

(iii)                               any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other person having similar powers or any winding-up, dissolution or administration;

then the Company may, on five Business Days’ prior written notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and that Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this agreement to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Company, and which is acceptable to the Agent (acting reasonably) and (in the case of any transfer of a Revolving Facility Commitment), the Issuing Bank, which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                                 The replacement of a Lender pursuant to this Clause 39.3 shall be subject to the following conditions:

(i)                                     the Company shall have no right to replace the Agent;

(ii)                                  neither the Agent nor any Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)                               in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 Business Days after the date the Non-Consenting Lender notifies the Company and the Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by the Company; and

(iv)                              in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)                                  In the event that:

(i)                                     the Company or the Agent (at the request of the Company) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

(ii)                                  the waiver or amendment in question requires the consent of all the Lenders; and

(iii)                               the Super Majority Lenders have given their consent,

then any Lender who does not and continues not to agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

40.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41.                               USA PATRIOT ACT

Each Lender hereby notifies each Obligor that such Lender, pursuant to the USA Patriot Act, will obtain, verify and record information specified under the USA Patriot Act that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

42.                               GOVERNING LAW

This Agreement and all non-contractual obligations arising from or in connection with it are governed by English law.

43.                               ENFORCEMENT

43.1                           Jurisdiction of English courts

(a)                                  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to non-contractual obligations arising from or in connection with this Agreement or a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 43.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

43.2                           Service of process

(a)                                  Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)                                     irrevocably appoints Clifford Chance Secretaries Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)                                  agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)                                 If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

(c)                                  Each Obligor expressly agrees and consents to the provisions of this Clause 43 and Clause 42 (Governing Law).

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Facility A Commitment (US$)	Facility B Commitment (US$)	Facility C Commitment (US$)	Facility D Commitment (US$)	Revolving Facility Commitment (US$)	Total (US$)

Banco Santander, S.A., Belgian Branch	[****]	[****]	[****]	[****]	[****]	[****]

Barclays Bank PLC	[****]	[****]	[****]	[****]	[****]	[****]

BNP Paribas	[****]	[****]	[****]	[****]	[****]	[****]

Deutsche Bank Luxembourg S.A.	[****]	[****]	[****]	[****]	[****]	[****]

Fortis Bank SA/NV	[****]	[****]	[****]	[****]	[****]	[****]

ING Bank N.V.	[****]	[****]	[****]	[****]	[****]	[****]

JPMorgan Chase Bank, N.A., London Branch	[****]	[****]	[****]	[****]	[****]	[****]

Mizuho Corporate Bank, Ltd.	[****]	[****]	[****]	[****]	[****]	[****]

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	[****]	[****]	[****]	[****]	[****]	[****]

The Royal Bank of Scotland plc	[****]	[****]	[****]	[****]	[****]	[****]

Total	12,000,000,000	7,000,000,000	13,000,000,000	12,000,000,000	1,000,000,000	45,000,000,000

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2

CONDITIONS PRECEDENT

PART 1

CONDITIONS PRECEDENT TO SIGNING OF THIS AGREEMENT

Original Obligors

1.                                       A copy of the constitutional documents of each Original Obligor.

2.                                       An up-to-date certificate of incorporation in relation to Bidco issued by a notary public and containing the information generally provided for (except for the identity of the shareholder of the Bidco) by the extracts of the trade and companies register in relation to the companies of the same form.

3.                                       A copy of a resolution of the board of directors of each Original Obligor:

(a)                                  approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)                                 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

4.                                       A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.                                       A non-bankruptcy certificate in respect of Bidco dated no more than one day prior to the date of this Agreement.

6.                                       A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

7.                                       A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Finance Documents

8.                                       This Agreement, duly executed by the parties to it.

9.                                       An executed copy of the Bridge Facility Agreement.

10.                                 The Subordination Agreement, duly executed by the parties to it.

11.                                 Each Fee Letter, duly executed by the parties to it.

12.                                 An executed copy of the Underwriting Agreement.

13.                                 The Structure Memorandum.

Financial condition

14.                                 The Original Financial Statements.

15.                                 The Model.

16.                                 A sources and uses report demonstrating that sufficient financing is available under this Agreement and the Bridge Facility Agreement (or any Equity raising made pursuant the Underwriting Agreement in replacement thereof) to complete the Acquisition (and pay all related fees and expenses) and to refinance identified Financial Indebtedness of the Target Group which is required to be refinanced as a result of the Acquisition.

Other documents and evidence

17.                                 Evidence satisfactory to the Agent that each Lender has carried out and is satisfied with the results of all “know your customer” or other similar checks required in respect of the Original Obligors.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

PART 2

CONDITIONS PRECEDENT TO INITIAL UTILISATION

Certificate and shareholder resolution

1.                                       A certificate of an authorised signatory of the Company certifying that each copy document specified in this Part 2 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                       A copy of the resolutions of the shareholders of the Company:

(a)                                  approving the Acquisition;

(b)                                 granting Shareholders’ Approval, together with evidence that an extract of such resolutions has been filed with the clerk of the relevant commercial court in accordance with article 556 of the Belgian Companies Code; and

(c)                                  approving the raising of Equity pursuant to the terms of the Underwriting Agreement (on the date of this Agreement) in the amount committed under the Underwriting Agreement as at the date of the Underwriting Agreement.

Legal opinions

3.                                       A legal opinion of Allen & Overy LLP, legal advisers to the Arrangers and the Agent in England,.

4.                                       A legal opinion of Allen & Overy Luxembourg, legal advisers to the Arrangers and the Agent in Luxembourg.

5.                                       A legal opinion of Clifford Chance LLP, legal advisers to the Company and the Belgian Obligors, as to due incorporation and existence, powers and authority, due authorisation and execution, relating to the Company and each Belgian Obligor.

6.                                       A legal opinion of Allen & Overy LLP, legal advisers to the Arrangers and the Agent in Belgium, as to the enforceability of the Finance Documents.

7.                                       A legal opinion of Sullivan & Cromwell LLP, legal advisers to the Company and the Obligors in the United States of America in relation to matters of U.S. law referred to in Clause 23.14 (Investment Companies) and Clause 23.15 (Federal Regulations) of this Agreement.

Acquisition Documents

8.                                       A certificate of the Company (signed by a director) confirming that:

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(a)                                  all relevant waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (Public Law 94-435) have expired; and

(b)                                 all approvals required pursuant to the EC Merger Regulation (Council Regulation (EC) No. 139/2004) have been received.

9.                                       If the Acquisition is made pursuant to a Statutory Merger, or if a Merger Agreement has otherwise been entered into on or before the Funding Date, a copy of the executed Merger Agreement on customary terms (as agreed between the Company and the Arrangers prior to the date of this Agreement) and otherwise in a form acceptable to the Agent (acting reasonably). *

10.                                 If the Acquisition is made pursuant to a Tender Offer, a copy of each principal document setting out the terms and conditions of the Tender Offer on customary terms (as agreed between the Company and the Arrangers prior to the date of this Agreement) and otherwise in a form acceptable to the Agent (acting reasonably).

11.                                 In the case of a funding to finance a one step Merger, the Agent being satisfied that the Acquisition will be completed substantially simultaneously with the funding.

12.                                 A certificate of the Company (signed by a director), or such other evidence as the Agent may reasonably request, that all conditions to the consummation of the Acquisition under any Merger Agreement or to the purchase of shares under the Tender Offer (as applicable) have been satisfied or (subject to Clause 26.16 (Amendments to terms of the Acquisition )) waived or will be satisfied on or before the first Utilisation Date.

13.                                 If the Acquisition is made pursuant to a Tender Offer, evidence that Bidco will acquire more than 50% of the Target Shares on the first Utilisation Date.

14.                                 An executed copy of the Parent Contribution Agreement.

Finance Documents

15.                                 (a)                                  A certificate from the agent under the Bridge Facility confirming that all conditions precedent to first utilisation under the Bridge Facility Agreement have been satisfied and that a utilisation request has been delivered under the Bridge Facility Agreement for the full amount of the Bridge Facility (taking into account any permitted cancellation of the Bridge Facility) (or such lower amount as is set out in the agreed sources and uses report referred to in paragraph 16 in Part 1 (Conditions precedent to signing of this Agreement) of Schedule 2 (Conditions precedent); and, if applicable, evidence satisfactory to the Agent that the Company has raised Equity in an amount equal to the amount of the Bridge Facility cancelled in accordance with the terms of the Bridge Facility Agreement; or

(b)                                 Evidence satisfactory to the Agent that the Company has raised Equity in an amount equal to or greater than the original amount of the Bridge Facility (such that no part of the Bridge Facility is

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

required to be utilised in order to satisfy the obligations of a member of the Group under the Tender Offer or a Merger).

16.                                 (a)                                  If the offer price for the Target Shares has been increased above the amount separately agreed with the Arrangers prior to the date of this Agreement in accordance with Clause 26.17 (Increase in Offer Price), a certificate from the agent under the Additional Acquisition Equity Facility confirming that all conditions precedent to first utilisation under the Additional Acquisition Equity Facility have been satisfied and that a utilisation request has been delivered under the Additional Acquisition Equity Facility for the full amount of the Additional Acquisition Equity Facility (taking into account any permitted cancellation of the Additional Acquisition Equity Facility) and, if applicable, evidence satisfactory to the Agent that the Company has raised Equity in an amount equal to the amount of the Additional Acquisition Equity cancelled in accordance with the terms of the Additional Acquisition Equity Facility; or

(b)                                 evidence satisfactory to the Agent that the Company has raised Equity in an amount equal to or greater than the original amount of the Additional Acquisition Equity (such that no part of the Additional Acquisition Equity is required to be utilised in order to satisfy the obligations of a member of the Group under the Tender Offer or a Merger).

Financial condition

17.                                 The Funds Flow Memorandum.

18.                                 Evidence that, as at the Funding Date, the Company has a written confirmation from each of S&P and Moody’s that the Credit Rating of the Company (as assessed pro forma for the Acquisition and taking into account the incurrence of related Financial Indebtedness) will be at least BBB- or better from S&P and Baa3 or better from Moody’s.

Other documents and evidence

19.                                 A detailed list of Security created by a member of the Group over its assets prior to the Signing Date.

20.                                 A detailed list of Financial Indebtedness incurred by a member of the Group prior to the Signing Date.

21.                                 Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 16 (Fees) and Clause 21 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

PART 3

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1.                                       An Accession Letter, duly executed by the Additional Obligor and the Company.

2.                                       A copy of the constitutional documents of the Additional Obligor.

3.                                       A copy of a resolution of the board of directors of the Additional Obligor:

(a)                                  approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)                                 to the extent relevant, determining, and motivating the reasons of that determination, that it, as Original Obligor, has a corporate benefit justifying the assumption of any obligations it has pursuant to Clause 22 (Guarantee and Indemnity);

(c)                                  authorising a specified person or persons to execute the Accession Letter on its behalf; and

(d)                                 authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.                                       Where appropriate, an up to date extract from the relevant trade and companies register for the Additional Obligor.

5.                                       A copy of the minutes of the shareholders’ meeting or a unanimous written resolution of the shareholders of each Additional Obligor incorporated in Belgium approving the terms of, and the transactions contemplated by, the Finance Documents to which such Obligor is a party, for the purposes of article 556 of the Belgian Companies Code, together with evidence that an extract of such resolutions has been duly filed with the clerk of the relevant commercial court in accordance with article 556 of the Belgian Companies Code.

6.                                       A copy of a resolution of the general meeting of shareholders of each Dutch Additional Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is (or will become) a party.

7.                                       To the extent applicable or required pursuant to its constitutional documents, a copy of a resolution of the supervisory directors of each Dutch Additional Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is (or will become) a party.

8.                                       An unconditional positive works council advice (advies) of any competent works council in respect of the transactions contemplated by the Finance Documents to which a Dutch Additional Obligor is (or will become) a party.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

9.                                       A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

10.                                 A copy of a resolution signed by all the holders of the issued shares in each Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party (where required under applicable law).

11.                                 A copy of a good standing certificate (including verification of tax status) with respect to each U.S. Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each U.S. Obligor’s jurisdiction of incorporation or organisation.

12.                                 To the extent applicable, a copy of the resolution of the managing body of the shareholders of each Luxembourg Additional Obligor approving the resolutions taken as a shareholder of that Additional Obligor.

13.                                 A non bankruptcy certificate in respect of each Luxembourg Additional Obligor dated no more that one day prior to the date of the relevant Accession Letter.

14.                                 A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments by the Additional Obligor would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

15.                                 A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 3 of Schedule 2 Schedule 1is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

16.                                 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

17.                                 If available, the latest audited financial statements of the Additional Obligor.

18.                                 A legal opinion of Allen & Overy LLP, legal advisers to the Arrangers and the Agent in England.

19.                                 If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arrangers and the Agent (or, if it is market practice in the relevant jurisdiction, legal advisers to the Additional Obligor) in the jurisdiction in which the Additional Obligor is incorporated.

20.                                 A legal opinion of Clifford Chance LLP, legal advisers to the Additional Belgian Obligors, as to due incorporation and existence, powers and authority, due authorisation and execution, relating to the each Additional Belgian Obligor.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

21.                                 If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 43.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3

REQUESTS

PART 1

UTILISATION REQUEST - LOANS

From:                  [Borrower]

To:                              Fortis Bank SA/NV

Dated:

Dear Sirs

InBev NV — US$45,000,000,000 Senior Facilities Agreement
dated 12th July, 2008 (the Senior Facilities Agreement)

1.

We refer to the Senior Facilities Agreement. This is a Utilisation Request. Terms defined in the Senior Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

	(a)	Borrower:	[•]

	(b)	Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

	(c)	Facility to be utilised:	[Facility A]/[Facility B]/[Facility C]/[Facility D]/[Revolving Facility]

	(d)	Currency of Loan:	[•]

	(e)	Amount:	[•] or, if less, the Available Facility

	(f)	Interest Period	[•]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	[The proceeds of this Loan should be credited to [account]].

5.	This Utilisation Request is irrevocable.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Yours faithfully

authorised signatory for
[insert name of Borrower]

NOTES:

*                                         Select the Facility to be utilised and delete references to the other Facilities.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

PART 2

UTILISATION REQUEST - LETTERS OF CREDIT

From:      [Borrower]

To:          Fortis Bank SA/NV

Dated:

Dear Sirs

InBev NV — US$45,000,000,000 Senior Facilities Agreement
dated 12th July, 2008 (the Senior Facilities Agreement)

1.

We refer to the Senior Facilities Agreement. This is a Utilisation Request. Terms defined in the Senior Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued by the Issuing Bank specified below (which has agreed to do so) on the following terms:

	(a)	Borrower:	[•]

	(b)	Issuing Bank:	[•]

	(c)	Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

	(d)	Facility to be utilised:	Revolving Facility

	(e)	Currency of Letter of Credit:	[•]

	(f)	Amount:	[•] or, if less, the Available Facility in relation to the Revolving Facility

	(g)	Term:	[•]

3.	We confirm that each condition specified in paragraph (c) of Clause 6.5 (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

4.	We attach a copy of the proposed Letter of Credit.

5.	This Utilisation Request is irrevocable (unless the Issuing Bank otherwise agrees).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Yours faithfully,

authorised signatory for
[insert name of Relevant Borrower]

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

PART 3

SELECTION NOTICE

Applicable to a Term Loan

From:      [Borrower]

To:          Fortis Bank SA/NV

Dated:

Dear Sirs

InBev NV — US$45,000,000,000 Senior Facilities Agreement
dated 12th July, 2008 (the Senior Facilities Agreement)

1.                                       We refer to the Senior Facilities Agreement.  This is a Selection Notice.  Terms defined in the Senior Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                       We refer to the following Facility [A/B/C/D] Loan[s] with an Interest Period ending on [•]*.

3.                                       [We request that the above Facility [A/B/C/D] Loan[s] be divided into [•] Facility [A/B/C/D] Loans with the following Base Currency Amounts and Interest Periods:]**

or

[We request that the next Interest Period for the above Facility [A/B/C/D] Loan[s] is [•]].***

4.                                       This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
[insert name of Relevant Borrower]

NOTES:

*                                         Insert details of all Term Loans for the relevant Facility which have an Interest Period ending on the same date.

**                                  Use this option if division of Term Loans is requested.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

***                           Use this option if sub-division is not required.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4

MANDATORY COST FORMULA

1.                                       The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                       On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                       The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent.  This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                       The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)                                  in relation to a sterling Loan:

AB + C(B – D) + E X 0.01	% per annum
100 – (A + C)

(b)                                 in relation to a Loan in any currency other than sterling:

E X 0.01	% per annum.
300

Where:

A                                      is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                        is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 13.3 (Default interest)) payable for the relevant Interest Period on the Loan.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

C                                        is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                                       is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E                                         is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                       For the purposes of this Schedule:

(a)                                  Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                 Fees Rules means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                  Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                 Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                       In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                                       If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                                       Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)                                  the jurisdiction of its Facility Office; and

(b)                                 any other information that the Agent may reasonably require for such purpose.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.                                       The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                                 The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                                 The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                                 Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.                                 The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:          Fortis Bank SA/NV

From:      [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:

InBev NV — US$45,000,000,000 Senior Facilities Agreement
dated 12th July, 2008 (the Senior Facilities Agreement)

1.                                       We refer to the Senior Facilities Agreement.  This is a Transfer Certificate.  Terms defined in the Senior Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                       We refer to Clause 28.5 (Procedure for transfer):

(a)                                  The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 28.5 (Procedure for transfer).

(b)                                 The proposed Transfer Date is [•].

(c)                                  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) are set out in the Schedule. (1)

3.                                       The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders).

4.                                       The New Lender accedes to the Subordination Agreement as a “Senior Lender” and agrees to be bound by the terms of the Subordination Agreement in that capacity.

5.                                       This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.                                       This Transfer Certificate is governed by English law.

(1)                                  A New Lender may only become a party to this Agreement if it complies (to the extent applicable) with the provisions of Clause 5.5(a) (Lending Office).

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•].

Fortis Bank SA/NV

By:

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 6

FORM OF ACCESSION LETTER

To:          Fortis Bank SA/NV

From:      [Subsidiary] and InBev NV

Dated:

Dear Sirs

InBev NV — US$45,000,000,000 Senior Facilities Agreement
dated 12th July, 2008 (the Senior Facilities Agreement)

1.                                       We refer to the Senior Facilities Agreement.  This is an Accession Letter.  Terms defined in the Senior Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                       [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Senior Facilities Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [29.2 (Additional Borrowers)]/[Clause 29.4 (Additional Guarantors)] of the Senior Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [•].

3.                                       [Subsidiary’s] administrative details are as follows:

Address:

Fax No.:

Attention:

4.                                       This Accession Letter is governed by English law.

[This Guarantor Accession Letter is entered into by deed.]

[Company]	[Subsidiary]

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	Fortis Bank SA/NV

From:	[resigning Obligor] and InBev NV

Dated:

Dear Sirs

InBev NV — US$45,000,000,000 Senior Facilities Agreement dated 12th July, 2008 (the Senior Facilities Agreement)

1.

We refer to the Senior Facilities Agreement. This is a Resignation Letter. Terms defined in the Senior Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to [Clause 29.3 (Resignation of a Borrower)]/[Clause 29.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Senior Facilities Agreement.

3.	This letter is governed by English law.

	[INBEV NV]	[resigning Obligor]

	By:	By:

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	Fortis Bank SA/NV

From:	InBev NV

Dated:

Dear Sirs

InBev NV – US$45,000,000,000 Senior Facilities Agreement
dated 12th July, 2008 (the Senior Facilities Agreement)

1.             We refer to the Senior Facilities Agreement.  This is a Compliance Certificate.  Terms defined in the Senior Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.             We confirm that:

(a)           the ratio of EBITDA to Net Interest Expense for the Relevant Period ended on [•] (the Test Date) was [•]:1; and

(b)           the ratio of Total Net Debt on the Test Date to consolidated EBITDA for that Relevant Period was [•]:1.

3.             [We confirm that the following companies constitute Material Subsidiaries for the purposes of the Facilities Agreement: [•].*]

4.             [We confirm that the following Financial Indebtedness of the Group was prepaid in the following amounts and on the following dates in accordance with Clause 11.6 (Application of prepayments).

5.             [We confirm that the following members of the Group have received the following amounts in respect of [Debt Raising Proceeds, Equity Raising Proceeds or Disposal Proceeds] on the following dates.]

Signed

	[Chief Financial Officer/Authorised Signatory]	[Authorised Signatory]
	Of	Of
	InBev NV	InBev NV

*              To be confirmed annually and based on annual consolidated accounts only.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 9

LMA FORM OF CONFIDENTIALITY UNDERTAKING

To:          [Potential Lender]

InBev NV (the Company) – US$45,000,000,000 Senior Facilities (the Facilities)

Dear Sirs

We understand that you are considering participating in the Facilities.  In consideration of us agreeing to make available to you certain information inn relation to the Facilities, by your signature of a copy of this letter you agree as follows:

1.             CONFIDENTIALITY

1.1          Confidentiality Undertaking

You undertake:

(a)           to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 1.2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)           to keep confidential and not disclose to anyone except as provided for by paragraph 1.2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilities;

(c)           to use the Confidential Information only for the Permitted Purpose; and

(d)           to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 1.2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it.

1.2          Permitted Disclosure

We agree that you may disclose Confidential Information and those matters referred to in paragraph 1.1(b) above:

(a)           to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b)           (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(c)           with the prior written consent of us and the Company.

1.3          Notification of Required or Unauthorised Disclosure

You agree (to the extent permitted by law and except where disclosure is to be made to any competent supervisory or regulatory body during the ordinary course of its supervisory or regulatory function over you) to inform us of the full circumstances of any disclosure under paragraph 1.2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

1.4          Return of Copies

If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 1.2(b) above.

1.5          Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us.  Notwithstanding the previous sentence, the obligations in paragraph 1.1 above shall cease on the earlier of (a) the date you become a party to or otherwise acquire (by assignment or otherwise) a direct interest in the Facilities, (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased (to the extent technically practicable) all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 1.2 above (other than sub-paragraph 1.2(a)) or which, pursuant to paragraph 1.4 above, are not required to be returned or destroyed) and (c) in any event 24 months from the date of this letter.

1.6          No Representation; Consequences of Breach, etc

You acknowledge and agree that:

(a)           neither we nor any of our officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)           we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

1.7          No Waiver; Amendments, etc

This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter.  No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter.  The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

1.8          Inside Information

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

1.9          Nature of Undertakings

The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Company and each other member of the Group.

2.             MISCELLANEOUS

2.1          Third party rights

(a)           Subject to paragraph 1.6 and paragraph 1.9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)           Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

2.2          Governing Law and Jurisdiction

This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

2.3          Definitions

In this letter (including the acknowledgement set out below):

Confidential Information means any information relating to the Company, the Group, and the Facilities provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

Group means the Company and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies.

Participant Group means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies and where such term is used in this letter each of your or their directors, officers and employees (including any sales and trading teams).

Permitted Purpose means considering and evaluating whether to enter into the Facilities.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Lender]

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

To:	[Lender]

The Company

We acknowledge and agree to the above:

For and on behalf of
[Potential Lender]

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 10

TIMETABLES

PART 1

LOANS

	Loans in dollars	Loans in euro	Loans in an Optional Currency (other than euro)

Approval as an Optional Currency, if required (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	Not later than 10.00 a.m. on the fifth Business Day prior to the desired date of the Loan

Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	N/A	N/A	Not later than 11.00 a.m. on the fifth Business Day prior to the desired date of the Loan

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 14.1 (Selection of Interest Periods and Terms)	Not later than 1.00 p.m. on the fifth Business Day prior to the desired date of the Loan	Not later than 1.00 p.m. on the fifth Business Day prior to the desired date of the Loan	Not later than 10.00 a.m. on the fourth Business Day prior to the desired date of the Loan

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	N/A	N/A	Not later than 11.00 a.m. on the fourth Business Day prior to the desired date of the Loan

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	Not later than 4.00 p.m. on the fifth Business Day prior to the desired date of the Loan	Not later than 4.00 p.m. on the fifth Business Day prior to the desired date of the Loan	Not later than 3.00 p.m. on the fourth Business Day prior to the desired date of the Loan

Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)	N/A	Not later than 9.30 a.m. on the fourth Business Day prior to the desired date of the Loan	Not later than 9.30 a.m. on the third Business Day prior to the desired date of the Loan

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)	N/A	Not later than 3.00 p.m. on the fourth Business Day prior to the desired date of the Loan	Not later than 3.00 p.m. on the third Business Day prior to the desired date of the Loan

LIBOR or EURIBOR is fixed	As of 11.00 a.m. on the Quotation Day	As of 10.00 a.m. on the Quotation Day	As of 10.00 a.m. on the Quotation Day

All times in this Schedule refer to London time.

“U”	=	date of utilisation

“U - X”	=	X Business Days prior to date of utilisation

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

PART 2

LETTERS OF CREDIT

Letters of Credit

Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit)	U-5 10.00am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit if required under Clause 6.5(d) (Issue of Letters of Credit) and notifies the Issuing Bank and Lenders of the Letter of Credit in accordance Clause 6.5(d) (Issue of Letters of Credit).

U-3 11.00am

Delivery of duly completed Renewal Request in accordance with Clause 6.6(a)	U-5 10.00am

“U”	=	date of utilisation

“U-X”	=	Business Days prior to date of utilisation

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 11

FORM OF LETTER OF CREDIT

To:          [Beneficiary](the Beneficiary)

Date

Irrevocable Standby Letter of Credit no. [•]

At the request of [•], [Issuing Bank] (the Issuing Bank) issues this irrevocable standby Letter of Credit (Letter of Credit) in your favour on the following terms and conditions:

1.             Definitions

In this Letter of Credit:

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].*

Demand means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

Expiry Date means [•].

Total L/C Amount means [•].

2.             Issuing Bank’s agreement

(a)           The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand.  A Demand must be received by the Issuing Bank by no later than [•] p.m. ([London] time) on the Expiry Date.

(b)           Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)           The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.             Expiry

(a)           The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b)           Unless previously released under paragraph (a) above, on [•] p.m.([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)           When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.             Payments

All payments under this Letter of Credit shall be made in [•] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.             Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:

[

]

6.             Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.             ISP

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.             Governing Law

This Letter of Credit is governed by English law.

9.             Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Yours faithfully

[Issuing Bank]

By:

NOTES:

*              This may need to be amended depending on the currency of payment under the Letter of Credit.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

FORM OF DEMAND

To:          [ISSUING BANK]

[Date]

Dears Sirs

Standby Letter of Credit no. [•] issued in favour of [BENEFICIARY] (the Letter of Credit)

We refer to the Letter of Credit.  Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.             We certify that the sum of [•] is due [and has remained unpaid for at least [•] Business Days] [under [set out underlying contract or agreement]].  We therefore demand payment of the sum of [•].

2.             Payment should be made to the following account:

Name:

Account Number:

Bank:

3.             The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)	(Authorised Signatory)

For

[BENEFICIARY]

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 12

GUARANTEE PRINCIPLES

1.             The guarantees to be provided will be given in accordance with the agreed guarantee principles set out in this Schedule 12.  This Schedule addresses the manner in which the agreed guarantee principles (the Guarantee Principles) will impact on the guarantees proposed to be taken in relation to the transaction contemplated by this Agreement.

2.             The Guarantee Principles embody recognition by all parties that there may be certain legal, contractual and practical difficulties in obtaining guarantees from all Obligors in every jurisdiction in which Obligors are located.  In particular:

(a)           general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalisation” rules, earnings stripping and similar principles may limit the ability of a member of the Group to provide a guarantee or may require that the guarantee be limited by an amount or otherwise; the Company will use all reasonable endeavours to assist in demonstrating that adequate corporate benefit accrues to the Target and each Obligor;

(b)           members of the Group will not be required to give guarantees if it would conflict with the fiduciary duties of their directors or contravene any legal or regulatory prohibition (including, without limitation, any prohibition contained in case law) or result in a material risk of personal or criminal liability on the part of any officer provided that the relevant Group member shall use its all reasonable endeavours to overcome any such obstacle;

(c)           no member of the Group will be required to give guarantees if (A) it would be prevented from doing so due to contractual restrictions applicable to it or (B) any of its Affiliates or if such contractual restrictions would oblige it to create any Security as a consequence of granting such guarantee or (C) such guarantee would be restricted under (A) or (B) as a result of the implementation of the Post Closing Restructuring provided that (i) in the case of contractual restrictions affecting any Subsidiaries of the Company as at 20 June 2008, only such contractual restrictions as were disclosed to the Arrangers prior to signature of the Commitment Letter (the Existing Restrictions) shall be taken into account under the Guarantee Principles; and (ii) the Company will use all reasonable endeavours to mitigate all such contractual restrictions, including seeking waivers in respect of such contractual restrictions (other than those restrictions identified to the Arrangers before the date of this Agreement as being restrictions in respect of which it was the Company’s intention not to seek waivers), so as to permit the relevant members of the Group to provide guarantees in respect of the Facilities and provided that no such mitigations shall impair the implementations of the Post Closing Restructuring.

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 13

MATERIAL BRANDS

Stella Artois

Beck’s

Leffe

Jupiler

Bass

Staropramens

Hoegaarden

Klinskoe

Budweiser (after the Funding Date)

Michelob (after the Funding Date)

Bud Light (after the Funding Date)

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

SIGNATURES

The Company

INBEV NV

By:	/s/ Ricardo Rittes	/s/ André Van der Toorn
	Ricardo Rittes	André Van der Toorn

The Original Borrowers

INBEV NV

By:	/s/ Ricardo Rittes	/s/ André Van der Toorn
	Ricardo Rittes	André Van der Toorn

INBEV WORLDWIDE S.À.R.L.

By:	/s/ Ricardo Rittes	/s/ André Van der Toorn
	Ricardo Rittes	André Van der Toorn

The Original Guarantors

INBEV NV

By:	/s/ Ricardo Rittes	/s/ André Van der Toorn
	Ricardo Rittes	André Van der Toorn

INBEV WORLDWIDE S.À.R.L.

By:	/s/ Ricardo Rittes	/s/ André Van der Toorn
	Ricardo Rittes	André Van der Toorn

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

The Arrangers

BANCO SANTANDER, S.A.

By:	/s/ Juan Andrés Yanes
Juan Andrés Yanes

BARCLAYS CAPITAL

By:	/s/ Keith Hatton
Keith Hatton

BNP PARIBAS

By:	/s/ David Peythieu	/s/ Valerie Clar
	David Peythieu	Valerie Clar

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Goetz Laue	/s/ Michael Starmer-Smith
	Goetz Laue	Michael Starmer-Smith

FORTIS BANK SA/NV

By:	/s/ Erik Puttemans	/s/ Hans Maas
	Erik Puttemans	Hans Maas

ING BANK N.V.

By:	/s/ R.A. Frijlink	/s/ V.G. van Liere
	R.A. Frijlink	V.G. van Liere

J.P. MORGAN PLC

By:	/s/ John Blackborough
John Blackborough

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Kevin Andrews
Kevin Andrews

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Graeme Gillies
Graeme Gillies

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Peter Ellemann
Peter Ellemann

The Lenders

BANCO SANTANDER, S.A., BELGIAN BRANCH

By:	/s/ Juan Andrés Yanes
Juan Andrés Yanes

BARCLAYS BANK PLC

By:	/s/ Keith Hatton
Keith Hatton

BNP PARIBAS

By:	/s/ David Peythieu	/s/ Valerie Clar
	David Peythieu	Valerie Clar

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ Goetz Laue	/s/ Michael Starmer-Smith
	Goetz Laue	Michael Starmer-Smith

FORTIS BANK SA/NV

By:	/s/ Erik Puttemans	/s/ Hans Maas
	Erik Puttemans	Hans Maas

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

ING BANK N.V.

By:	/s/ R.A. Frijlink	/s/ V.G. van Liere
	R.A. Frijlink	V.G. van Liere

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

By:	/s/ John Blackborough
John Blackborough

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Kevin Andrews
Kevin Andrews

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Graeme Gillies
Graeme Gillies

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Peter Ellemann
Peter Ellemann

The Agent

FORTIS BANK SA/NV

By:	/s/ Erik Puttemans	/s/ Hans Maas
	Erik Puttemans	Hans Maas

The Issuing Bank

FORTIS BANK SA/NV

By:	/s/ Erik Puttemans	/s/ Hans Maas
	Erik Puttemans	Hans Maas

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

First Amendment – Execution Version

To:          InBev NV, a naamloze vennootschap/société anonyme, with its registered office at Grote Markt 1, 1000 Brussels, registered with the Crossroads Bank of Enterprises (Kruispuntbank voor Ondernemingen/Banque Carrefour des Entreprises) under number (RPR/RPM) 0417.497.106 (the Company) for itself and as agent for each of the other Obligors party to the Agreement (as defined below)

From:      Fortis Bank SA/NV as Agent for and on behalf of the other Finance Parties under the Agreement (as defined below)

23 July, 2008

Dear Sirs,

USD45,000,000,000 senior facilities agreement (the Agreement) dated 12th July, 2008 between (among others) the Company and Fortis Bank SA/NV as agent

1.             Background

(a)           This letter is supplemental to and amends the Agreement.

(b)           Pursuant to clause 39.1 (Required consents) of the Agreement, the Majority Lenders have consented to the amendments to the Agreement contemplated by this letter.  Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2.             Interpretation

(a)           Capitalised terms defined in the Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)           The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

3.             Amendments

(a)           Subject to sub-paragraph (b) below, the Agreement will be amended from the date of this letter in accordance with sub-paragraph (c) below.

(b)           The Agreement will not be amended by this letter unless the Facility Agent notifies the Company and the Lenders that it has received a copy of this letter countersigned by the Company. The Facility Agent must give this notification as soon as reasonably practicable.

(c)           The Agreement will be amended as follows:

1

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

First Amendment – Execution Version

(i)            the definition of “Excluded Disposal” in clause 1.1 (Definitions) of the Agreement is amended so that the word “and” in paragraph (j) thereof is replaced with the word “or”;

(ii)           the definition of “Financial Indebtedness” in clause 1.1 (Definitions) of the Agreement is amended so that the reference in the final paragraph thereof to “Permitted Excluded Subsidiary Loan” is replaced with a reference to “Permitted Excluded Subsidiary Credit Support”;

(iii)          paragraph (p) of the definition of “Permitted Security” in clause 1.1 (Definitions) of the Agreement is amended so that the reference to “in this paragraph (o)” is replaced with a reference to “in this paragraph (p)”;

(iv)          the definition of “Subsidiary Financial Indebtedness” in clause 1.1 (Definitions) of the Agreement is amended so that the word “or” in paragraph (d) thereof is replaced with the word “and”;

(v)           clause 26.13 (Subsidiary Financial Indebtedness) of the Agreement is amended by replacing the reference to “in paragraph (o) of the definition of Permitted Security” with a reference to “in paragraph (p) of the definition of Permitted Security”;

(vi)          paragraph (a) of clause 26.18 (Credit Rating) of the Agreement is amended by adding the words “Subject to paragraph (c) below,” at the beginning of the paragraph; and

(vii)         paragraph (c) of clause 26.20 (Guarantors) of the Agreement is amended by adding the words “(other than an Excluded Subsidiary)” after the words “each Material Subsidiary” in the fourth line of that paragraph.

4.             Representations

Each Obligor confirms to each Finance Party that on the date of this letter the Repeating Representations:

(a)           are true; and

(b)           would also be true if references to the Agreement were construed as references to the Agreement as amended by this letter.

Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.

5.             Miscellaneous

(a)           This letter is designated as a Finance Document.

(b)           The Agreement and this letter will be read and construed as one document.

(c)           Except as otherwise provided in this letter, the Finance Documents remain in full force and effect.

2

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

First Amendment – Execution Version

(d)           Except to the extent expressly waived in this letter, no waiver of any provision of any Finance Document is given by the terms of this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

(e)           The provisions of clause 43 (Enforcement) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

6.             Governing law

This letter is governed by English law.

/s/ Herman Sonck	/s/ Guido Van Den Berghe
Herman Sonck	Guido Van Den Berghe
For
Fortis Bank SA/NV
as Agent for and on behalf of the other Finance Parties

3

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

First Amendment – Execution Version

We acknowledge and agree to the terms of this letter.

/s/ Benoit Loore		/s/ David Markatos
Benoit Loore		David Markatos
For
InBev NV
for itself and as agent for the other Obligors

Date:	23 July 2008

4

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Second Amendment – Execution Version

To:          InBev NV, a naamloze vennootschap/société anonyme, with its registered office at Grote Markt 1, 1000 Brussels, registered with the Crossroads Bank of Enterprises (Kruispuntbank voor Ondernemingen/Banque Carrefour des Entreprises) under number (RPR/RPM) 0417.497.106 (the Company) for itself and as agent for each of the other Obligors party to the Agreement (as defined below)

From:      Fortis Bank SA/NV as Agent for and on behalf of the other Finance Parties under the Agreement (as defined below)

21 August, 2008

Dear Sirs,

USD45,000,000,000 senior facilities agreement (the Agreement) dated 12th July, 2008 between (among others) the Company and Fortis Bank SA/NV as agent

1.             Background

(a)           This letter is supplemental to and amends the Agreement.

(b)           Pursuant to clause 39.1 (Required consents) of the Agreement, the Majority Lenders have consented to the amendments to the Agreement contemplated by this letter.  Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2.             Interpretation

(a)           Capitalised terms defined in the Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)           The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

3.             Amendments

(a)           Subject to sub-paragraph (b) below, the Agreement will be amended from the date of this letter in accordance with sub-paragraph (c) below.

(b)           The Agreement will not be amended by this letter unless the Facility Agent notifies the Company and the Lenders that it has received a copy of this letter countersigned by the Company. The Facility Agent must give this notification as soon as reasonably practicable.

(c)           The Agreement will be amended by:

1

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Second Amendment – Execution Version

(i)            deleting the existing subparagraph (e)(ii) of Clause 28.2 (Conditions of assignment or transfer), adding the word “and” at the end of the existing subparagraph (e)(i) of that Clause and renumbering subparagraph (e)(iii) of that Clause as subparagraph (e)(ii);

(ii)           deleting the existing subparagraph (c)(iv) of Clause 28.5 (Procedure for transfer) and replacing it with the following:

“(iv)        the new Lender shall become a Party as a “Lender””; and

(iii)          deleting the existing paragraph 4 of the form of Transfer Certificate set out in Schedule 5 (Form of Transfer Certificate) to the Agreement, and renumbering the following paragraphs 5 and 6 as paragraphs 4 and 5.

4.             Representations

Each Obligor confirms to each Finance Party that on the date of this letter the Repeating Representations:

(a)           are true; and

(b)           would also be true if references to the Agreement were construed as references to the Agreement as amended by this letter.

Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.

5.             Miscellaneous

(a)           This letter is designated as a Finance Document.

(b)           The Agreement and this letter will be read and construed as one document.

(c)           Except as otherwise provided in this letter, the Finance Documents remain in full force and effect.

(d)           Except to the extent expressly waived in this letter, no waiver of any provision of any Finance Document is given by the terms of this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

(e)           The provisions of clause 43 (Enforcement) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

6.             Governing law

This letter is governed by English law.

2

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Second Amendment – Execution Version

/s/ Herman Sonck	/s/ Evelyne Petit
Herman Sonck	Evelyne Petit
For
Fortis Bank SA/NV
as Agent for and on behalf of the other Finance Parties

3

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Second Amendment – Execution Version

We acknowledge and agree to the terms of this letter.

/s/ Ricardo Rittes
Ricardo Rittes
For
InBev NV
for itself and as agent for the other Obligors

Date:	21 August 2008

4

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Third Amendment – Execution Version

To:          InBev NV, a naamloze vennootschap/société anonyme, with its registered office at Grote Markt 1, 1000 Brussels, registered with the Crossroads Bank of Enterprises (Kruispuntbank voor Ondernemingen/Banque Carrefour des Entreprises) under number (RPR/RPM) 0417.497.106 (the Company) for itself and as agent for each of the other Obligors party to the Agreement (as defined below)

From:      Fortis Bank SA/NV as Agent for and on behalf of the other Finance Parties under the Agreement (as defined below)

3 September, 2008

Dear Sirs,

USD45,000,000,000 senior facilities agreement (the Agreement) dated 12th July, 2008 (as amended from time to time) between (among others) the Company and Fortis Bank SA/NV as agent

7.             Background

(a)           This letter is supplemental to and amends the Agreement.

(b)           Pursuant to clause 39.1 (Required consents) of the Agreement, the Majority Lenders have consented to the amendments to the Agreement contemplated by this letter.  Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

8.             Interpretation

(a)           Capitalised terms defined in the Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)           The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

9.             Amendments

(a)           Subject to sub-paragraph (b) below, the Agreement will be amended from the date of this letter in accordance with sub-paragraph (c) below.

(b)           The Agreement will not be amended by this letter unless the Agent notifies the Company and the Lenders that it has received a copy of this letter countersigned by the Company. The Agent must give this notification as soon as reasonably practicable.

(c)           The Agreement will be amended as follows:

1

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Third Amendment – Execution Version

(i)            the words “Part 2 of” will be added before the words “Schedule 2 (Conditions Precedent)” in paragraphs (a) and (b) of Clause 23.16 (Tender Offer and Merger Agreement);

(ii)           paragraph 15 of Part 2 of Schedule 2 (Conditions Precedent) to the Agreement shall be replaced with the following wording:

“(a)         A certificate from the agent under the Bridge Facility confirming that all conditions precedent to first utilisation under the Bridge Facility Agreement have been satisfied and that a utilisation request has been delivered under the Bridge Facility Agreement for the full amount of the Bridge Facility (taking into account any permitted cancellation of the Bridge Facility) (or such lower amount as is set out in the agreed sources and uses report referred to in paragraph 16 in Part 1 (Conditions precedent to signing of this Agreement) of Schedule 2 (Conditions precedent); and, if applicable, evidence satisfactory to the Agent that the Company has raised Equity in an amount equal to (when taken together with the amount of any proceeds received by the Company in cash under any foreign exchange hedging contract entered into by the Company for the purposes of hedging the foreign exchange rate between euro and US Dollars in connection with the issuance of such Equity) the amount of the Bridge Facility cancelled in accordance with the terms of the Bridge Facility Agreement; or

(b)           Evidence satisfactory to the Agent that the Company has raised Equity in an amount equal to or greater than (when taken together with the amount of any proceeds received by the Company in cash under any foreign exchange hedging contract entered into by the Company for the purposes of hedging the foreign exchange rate between euro and US Dollars in connection with the issuance of such Equity) the original amount of the Bridge Facility (such that no part of the Bridge Facility is required to be utilised in order to satisfy the obligations of a member of the Group under the Tender Offer or a Merger).”

(iii)          paragraph 16 of Part 2 of Schedule 2 (Conditions Precedent) to the Agreement shall be deleted and the subsequent paragraphs renumbered and all corresponding cross references in the Agreement shall be amended accordingly.

10.          Representations

Each Obligor confirms to each Finance Party that on the date of this letter the Repeating Representations:

(a)           are true; and

(b)           would also be true if references to the Agreement were construed as references to the Agreement as amended by this letter.

Each Repeating Representation is applied to the circumstances existing at the time the Repeating Representation is made.

2

[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Third Amendment – Execution Version

11.          Miscellaneous

(a)           This letter is designated as a Finance Document.

(b)           The Agreement and this letter will be read and construed as one document.

(c)           Except as otherwise provided in this letter, the Finance Documents remain in full force and effect.

(d)           Except to the extent expressly waived in this letter, no waiver of any provision of any Finance Document is given by the terms of this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

(e)           The provisions of clause 43 (Enforcement) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

12.          Governing law

This letter is governed by English law.

/s/ Herman Sonck	/s/ Guido Van Den Berghe
Herman Sonck	Guido Van Den Berghe
For
Fortis Bank SA/NV
as Agent for and on behalf of the other Finance Parties

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[****] Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Third Amendment – Execution Version

We acknowledge and agree to the terms of this letter.

/s/ Ricardo Rittes
Ricardo Rittes
For
InBev NV
for itself and as agent for the other Obligors

Date:	3 September 2008

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